                                                                   Exhibit 10.62

C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP

C H A N C E
                                                                  EXECUTION COPY


                             DATED 21 NOVEMBER 2001





                                  ACE LIMITED
                                AS ACCOUNT PARTY

                            ACE BERMUDA INSURANCE LTD
                                  AS GUARANTOR

                                 CITIBANK, N.A.
                                AS LEAD ARRANGER

                                BARCLAYS BANK PLC
                                   AS ARRANGER

                                   ING BARINGS
                                 AS CO-ARRANGER

                           CITIBANK INTERNATIONAL PLC
                          AS AGENT AND SECURITY TRUSTEE

                                       AND

                                     OTHERS

         --------------------------------------------------------------

                   SECOND AMENDMENT AND RESTATEMENT AGREEMENT
                    RELATING TO A LETTER OF CREDIT FACILITY
                        AGREEMENT DATED 19 NOVEMBER 1999
              (as amended and restated pursuant to an amendment and
          restatement agreement dated 17 November 2000 and as amended pursuant to an amendment agreement dated 23 October 2001)

         --------------------------------------------------------------

                                    CONTENTS

Clause                                                                      Page


1.  Interpretation .........................................................   1

2.  Amendment And Restatement Of The Facility Agreement ....................   2

3.  Release Of Security ....................................................   2

4.  Agreement Supplemental .................................................   2

5.  Representations ........................................................   2

6.  Costs And Expenses .....................................................   2

7.  Governing Law ..........................................................   2

8.  Incorporation Of Terms .................................................   3

9.  Counterparts ...........................................................   3

THIS SECOND AMENDMENT AND RESTATEMENT AGREEMENT is made the 21st day of November 2001

BETWEEN

(1)      ACE LIMITED (the "Account Party");

(2)      ACE BERMUDA INSURANCE LTD. (the "Guarantor");

(3)      CITIBANK, N.A. (the "Lead Arranger");

(4)      BARCLAYS BANK PLC (the "Arranger");

(5)      ING BARINGS (the "Co-Arranger")((3) ,(4) and (5) together the
         "Arrangers");

(6)      CITIBANK INTERNATIONAL plc (the "Agent" and "Security Trustee"); and

(7) THE FINANCIAL INSTITUTIONS listed in the signature pages hereof as Banks (the "Banks").

WHEREAS

(A) By a letter of credit facility agreement dated 19 November 1999 as amended and restated by an amendment agreement dated 17 November 2001 and as amended by an amendment agreement dated 23 October 2001 (the "Facility Agreement") made between (1) the Account Party, (2) the Guarantor, (3) the Arrangers, (4) the Agent and (5) the Banks, such Banks granted to the Borrower a letter of credit facility in an aggregate amount of (pounds)390,000,000.

(B) The parties hereto wish to release the security under the existing Charge Agreement dated on or about 24 November 1998, increase the amount of the Facility to (pounds)440,000,000 and to amend the Facility Agreement upon the terms and subject to the conditions set out below.

NOW IT IS AGREED as follows:

1.       INTERPRETATION

1.1 Terms defined in the Facility Agreement and not otherwise defined herein shall have the same meaning in this Agreement. Any reference to a Clause, an Exhibit or a Schedule shall be construed as references to a Clause hereof or an Exhibit or a Schedule hereto unless the contrary is expressed.

1.2      In this agreement:

         "Amended Agreement" means the Facility Agreement as amended by this Agreement;

         "Commencement Date" means the date which is the later of 21 November 2001 and the date on which the Agent confirms in writing to the Obligors and the Banks that it has received in form and substance satisfactory to it each of the documents and other items specified in
         Schedule 3 (Conditions Precedent) of the Exhibit hereto.

2.       AMENDMENT AND RESTATEMENT OF THE FACILITY AGREEMENT

         With effect from the Commencement Date the Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set forth in the Exhibit hereto.

3.       RELEASE OF SECURITY

         On the Commencement Date, the Security Trustee agrees that all existing security under the Existing Charge Agreement will be released.

4.       AGREEMENT SUPPLEMENTAL

         This Agreement is and shall be construed as supplemental to the Facility Agreement and the Facility Agreement and every clause thereof shall continue to be in full force and effect and binding on the parties thereto save as expressly amended and supplemented by this Agreement.

5.       REPRESENTATIONS

         On the Commencement Date, the Obligors shall make the Representations set out in Clause 14 (Representations) of the Amended Agreement as if each reference in those Representations to "this Agreement" and "the Finance Documents" includes a reference to (a) this Agreement and (b) the Amended Agreement.

6.       COSTS AND EXPENSES

6.1      Transaction Expenses

         The Account Party shall promptly on demand pay the Banks the amount of all costs and expenses (including legal fees) reasonably incurred by the Banks in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

6.2      Enforcement Costs

         The Account Party shall, within three Business Days of demand, pay to each Bank the amount of all costs and expenses (including legal fees) incurred by that Bank in connection with the enforcement of, or the preservation of any rights under this Agreement.

6.3      Stamp Taxes

         The Account Party shall pay and, within three Business Days of demand, indemnify each Bank against any costs, loss or liability that each such Bank incurs in relation to all stamp duty, registration and other similar taxes payable in respect of this Agreement.

7.       GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with English law.

8.       INCORPORATION OF TERMS

         The provisions of Clause 30.2 (Partial Invalidity) and Clause 35 (Jurisdiction) of the Facility Agreement shall apply, mutatis mutandis, hereto.

9.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered shall constitute an original, but all the counterparts together shall constitute but one and the same Agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

The Account Party

ACE LIMITED

By:

Address:          ACE Global Headquarters
                  17 Woodbourne Avenue
                  Hamilton HM08
                  Bermuda

Telefax:          +1 441 296 0087

The Guarantor

ACE BERMUDA INSURANCE LTD.

By:

Address:          ACE Global Headquarters
                  17 Woodbourne Avenue
                  Hamilton HM08
                  Bermuda

Telefax:          +1 441 296 0087

The Lead Arranger

CITIBANK, N.A.

By:


The Arranger

BARCLAYS BANK PLC

By:


The Co-Arranger

ING BARINGS

By:

The Agent and Security Trustee

EXECUTED AS A DEED                  )
BY CITIBANK INTERNATIONAL PLC       )

______________________________      Director

______________________________      Director/Secretary

Address:          Riverdale House
                  3/rd/ Floor
                  68 Molesworth Street
                  London  SE13 7EU

Telefax:          +44 20 7500 4482/3
Attention:        Loans Agency

The Banks

ABN AMRO BANK N.V., LONDON BRANCH

By:

BARCLAYS BANK PLC

By:

CITIBANK, N.A.

By:

CREDIT LYONNAIS NEW YORK BRANCH

By:

ING BANK N.V., LONDON BRANCH

By:

LLOYDS TSB BANK PLC

By:

NATIONAL WESTMINSTER BANK PLC

By:

C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP
C H A N C E


                                     EXHIBIT

                             DATED 19 NOVEMBER 1999
         (as (i) amended and restated pursuant to the First Restatement Agreement dated 17 November 2000, (ii) amended pursuant to the
         Amendment Agreement dated 23 October 2001 and (iii) amended and restated pursuant to the Second Restatement Agreement
                            dated 21 November 2001)

                                   ACE LIMITED
                                as Account Party

                           ACE BERMUDA INSURANCE LTD.
                                  as Guarantor

                                 CITIBANK, N.A.
                                as Lead Arranger

                                BARCLAYS BANK PLC
                                   as Arranger

                                   ING BARINGS
                                 as Co-Arranger

                           CITIBANK INTERNATIONAL plc
                          as Agent and Security Trustee

                                       and

                                     OTHERS

   ---------------------------------------------------------------------------

                               (Pounds)440,000,000
                       LETTER OF CREDIT FACILITY AGREEMENT

   ---------------------------------------------------------------------------

                                    CONTENTS

Clause                                                                      Page
1.    Definitions And Interpretation ....................................      1

2.    The Facility ......................................................     17

3.    Utilisation Of The Facility .......................................     17

4.    Extension Of Letters Of Credit ....................................     19

5.    Increase Of The Facility ..........................................     22

6.    Notification ......................................................     24

7.    The Account Party's Liabilities In Relation To Letters Of Credit ..     24

8.    Cancellation And Collateralisation ................................     26

9.    Taxes .............................................................     27

10.   Tax Receipts ......................................................     27

11.   Increased Costs ...................................................     29

12.   Illegality ........................................................     29

13.   Mitigation ........................................................     30

14.   Representations ...................................................     30

15.   Covenants .........................................................     34

16.   Events Of Default .................................................     41

17.   Commission And Fees ...............................................     46

18.   Costs And Expenses ................................................     47

19.   Default Interest And Break Costs ..................................     48

20.   Indemnities .......................................................     49

21.   Currency Of Account And Payment ...................................     50

22.   Payments ..........................................................     50

23.   Set-Off ...........................................................     52

24.   Sharing ...........................................................     52

25.   The Agent, The Arrangers And The Banks ............................     53

26.   Assignments And Transfers .........................................     62

27.   Economic And Monetary Union .......................................     64

28.   Calculations And Evidence Of Debt .................................     65

29.   Guarantee And Indemnity ...........................................     66

30.   Remedies And Waivers, Partial Invalidity ..........................     69

31.   Notices ...........................................................     69

32.   Counterparts ......................................................    71

33.   Amendments ........................................................    71

34.   Governing Law .....................................................    72

35.   Jurisdiction ......................................................    72

Schedule 1 The Banks ....................................................    74

Schedule 2 Form Of Transfer Certificate .................................    75

Schedule 3 Conditions Precedent .........................................    77

Schedule 4 Utilisation Request ..........................................    79

Schedule 5 Form Of Extension Request ....................................    81

Schedule 6 Form Of Letter Of Credit .....................................    84

Schedule 7 Mandatory Liquid Asset Costs Rate ............................    91

Schedule 8 Form Of Confidentiality Undertaking ..........................    93

Schedule 9 Pricing Schedule .............................................    96

Schedule 10 Existing Liens ..............................................    97

Schedule 11 Form Of Charge Agreement ....................................    98

THIS AGREEMENT originally dated 19 November 1999, as (i) amended and restated pursuant to the First Restatement Agreement dated 17 November 2000, (ii) amended by an Amendment Agreement dated 23 October 2001 and (iii) further amended and restated as of the Commencement Date referred to in the Second Restatement Agreement dated 21 November 2001.

BETWEEN

(1)    ACE LIMITED as account party (the "Account Party");

(2)    ACE BERMUDA INSURANCE LTD. as guarantor (the "Guarantor");

(3)    CITIBANK, N.A. as lead arranger of the Facility (the "Lead Arranger");

(4)    BARCLAYS BANK PLC as arranger of the Facility (the "Arranger");

(5)    ING BARINGS as co-arranger of the Facility (the "Co-Arranger");

(6) CITIBANK INTERNATIONAL plc as agent and trustee for the banks (when acting in such capacities the "Agent" and the "Security Trustee" respectively); and

(7)    THE BANKS as defined below.

IT IS AGREED as follows.

1.     DEFINITIONS AND INTERPRETATION

1.1    Definitions

       In this Agreement:

       "ACE INA" means ACE INA Holdings Inc., a Delaware company and its successors.

       "ACE US" means ACE US Holdings, Inc., a Delaware company and its successors.

       "Adjusted Consolidated Debt" means, at any time, an amount equal to (i) the then outstanding Consolidated Debt of the Account Party and its Subsidiaries plus (ii) to the extent exceeding an amount equal to 15% of Total Capitalisation, the then issued and outstanding amount of Preferred Securities (other than any Mandatorily Convertible Preferred Securities).

       "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5 per cent. or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

       "Amendment Agreement" means the amendment agreement dated 23 October 2001 which amends the First Restatement Agreement.

       "Applicant" means each of ACE Capital Limited, ACE Capital IV Limited, ACE Capital V Limited, ACE Capital VI Limited and ACE Capital VII Limited and their successors and substitutes within the Group from time to time.

       "Approved Credit Institution" means a credit institution within the meaning of the First Council Directive on the co-ordination of laws, regulations and administrative provisions relating to the taking up and pursuit of the business of credit institutions (No. 77/780/EEC) which has been approved by the Council of Lloyd's for the purpose of providing guarantees and issuing or confirming letters of credit comprising a member's Funds at Lloyd's.

       "Approved Investment" means any Investment that was made by the Account Party or any of its Subsidiaries pursuant to investment guidelines set forth by the board of directors of the Account Party which guidelines are consistent with past practices.

       "Arrangers" means the Lead Arranger, the Arranger and the Co-Arranger.

       "Authorised Signatory" means, in relation to an Obligor, any person who is duly authorised (in such manner as may be reasonably acceptable to the Agent) and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor setting out the name and signature of such person and confirming such person's authority to act.

       "Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein its Commitment less its share of the Sterling Amount of Outstandings at such time provided that such amount shall not be less than zero.

       "Available Facility" means, at any time, the aggregate of the Available Commitments adjusted, in the case of a proposed utilisation pursuant to a Utilisation Request, so as to take into account:-

       (a) any reduction in the Commitment of a Bank pursuant to the terms hereof; and

       (b) any Letter of Credit which pursuant to any other Utilisation Request, is to be issued;

       on or before the proposed Utilisation Date relating to such utilisation.

       "Availability Period" means the period from the Commencement Date to the Commitment Termination Date (or such other date which Lloyd's may specify as the Funds Date for 2001) inclusive.

       "Bank" means any financial institution:

       (a)    named in Schedule 1 (The Banks); or

       (b) which has become a party hereto in accordance with Clause 26.4 (Assignments by Banks) or Clause 26.5 (Transfers by Banks),

       and which has not ceased to be a party hereto in accordance with the terms hereof.

       "Bermuda Companies Law" means The Companies Act 1981 of Bermuda, as amended, and the regulations promulgated thereunder.

       "Bermuda Insurance Law" means The Insurance Act 1978 of Bermuda, as amended, and the regulations promulgated thereunder.

       "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open for business in London and Bermuda and, in the case of payments to be made in dollars, New York.

       "Capitalised Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalised leases.

       "Cash Collateral" means, in relation to any Bank's L/C Proportion of any Letter of Credit, a deposit in such interest-bearing account or accounts as such Bank or, as the case may be, the Agent may specify, such deposit and account to be secured in favour of, and on terms and conditions acceptable to, such Bank.

       "Charge Agreement" means the charge agreement dated on or about the date of the Second Restatement Agreement, in substantially the form set out in
       Schedule 11 (Form of Charge Agreement).

       "Charged Portfolio" has the meaning ascribed to it in the Charge
       Agreement.

       "Commencement Date" has the meaning given to it in the Second Restatement Agreement.

       "Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "Commitment" in Schedule 1 (The Banks).

       "Commitment Termination Date" means 29 November 2001.

       "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

       "Consolidated Debt" means at any date the Debt of the Account Party and its Consolidated Subsidiaries, determined on a Consolidated basis as of such date.

       "Consolidated Net Income" means, for any period, the net income of the Account Party and its Consolidated Subsidiaries, determined on a Consolidated basis for such period.

       "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Account Party in its consolidated financial statements if such statements were prepared as of such date.

       "Consolidated Net Worth" means at any date the Consolidated stockholder's equity of the Account Party and its Consolidated Subsidiaries determined as of such date, provided that such determination for the purposes of Clause 15.7 (Adjusted Consolidated Debt to Total Capitalisation Ratio), Clause 15.8 (Consolidated Net Worth) and Clause 15.9 (Liens) shall be made without giving effect to adjustments pursuant to

       Statement No. 115 of the Financial Accounting Standards Board of the United States of America.

       "Contingent Obligation" means, with respect to any Person, any obligation or arrangement of such Person to guarantee or indemnify or intended to guarantee or indemnify any Debt, leases, dividends or other payment obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that Contingent Obligations shall not include any obligations of any such Person arising under insurance contracts entered into in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder), as determined by such Person in good faith.

       "Custodian" means (at the date of the Charge Agreement) State Street Bank and Trust Company, or such other entity or entities as may be agreed from time to time between the Account Party and the Security Trustee (each acting reasonably), provided that such other Custodian has entered into Security Documents in a form reasonably acceptable to the Security Trustee.

       "Custodian's Undertaking" means the undertaking delivered to the Security Trustee by the Custodian in respect of the Charged Portfolio as contemplated by the Charge Agreement.

       "Debenture" means debt securities issued by the Account Party or ACE INA to a Special Purpose Trust in exchange for proceeds of Preferred Securities and common securities of such Special Purpose Trust.

       "Debt" of any Person means, without duplication for purposes of calculating financial ratios:

       (a)    all indebtedness of such Person for borrowed money:

       (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business);

       (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

       (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

       (e) all obligations of such Person as lessee under Capitalised Leases (excluding imputed interest);

       (f) all obligations of such Person under acceptance, letter of credit or similar facilities;

       (g) all obligations of such Person (except for Approved Investments) to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests (except for obligations to pay for Equity Interests within customary settlement periods) in such Person or any other Person or any warrants, rights or options to acquire such capital stock (excluding payments under a contract for the forward sale of ordinary shares of such Person issued in a public offering), valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

       (h) all Contingent Obligations of such Person in respect of Debt (of the types described above) of any other Person; and

       (i) all indebtedness and other payment obligations referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations;

       provided, however, that the amount of Debt of such Person under clause
       (i) above shall, if such Person has not assumed or otherwise become liable for any such Debt, be limited to the lesser of the principal amount of such Debt or the fair market value of all property of such Person securing such Debt; provided further that "Debt" shall not include obligations in respect of insurance or reinsurance contracts entered into in the ordinary course of business; provided further that, solely for the purposes of Clause 15.7 (Adjusted Consolidated Debt to Total Capitalisation Ratio) and Clause 15.8 (Consolidated Net Worth) and the definitions of "Adjusted Consolidated Debt" and "Total Capitalisation", "Debt" shall not include (x) any contingent obligations of any Person under or in connection with acceptance, letter of credit or similar facilities or (y) obligations of the Account Party or ACE INA under any Debentures or under any subordinated guarantee or any Preferred Securities or obligations of a Special Purpose Trust under any Preferred Securities.

       "Default" means an Event of Default or a Potential Event of Default.

       "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

       "Effective Date" means, in respect of each Letter of Credit, 29 November 2001.

       "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorised or otherwise existing on any date of determination.

       "Event of Default" means any circumstance described as such in Clause 16 (Events of Default).

       "Expiry Date" means, in relation to any Letter of Credit, the date on which the maximum aggregate liability thereunder is to be reduced to zero.

       "Facility" means the sterling and dollar letter of credit facility granted to the Account Party in this Agreement.

       "Facility Office" means, in relation to the Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Bank, the office notified by it to the Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Agent.

       "Finance Documents" means this Agreement and any Security Document entered into pursuant to sub-clause 17.1.2 of Clause 17.1 (Letter of Credit Commission) and any other document or documents as may be agreed by the Agent and the Account Party.

       "Finance Parties" means the Agent, the Security Trustee, the Arrangers and the Banks.

       "First Restatement Agreement" means the amendment and restatement agreement dated 17 November 2000 made between (amongst others) the Account Party, the Guarantor, the Agent and the Banks named therein.

       "Funds at Lloyd's" has the meaning given to it in paragraph 4 of the Membership Bylaw (No. 17 of 1993).

       "Funds at Lloyd's Requirements" means, in respect of any member, the amount required to be maintained by that member as Funds at Lloyd's.

       "Funds Date" means the date notified by Lloyd's each year as being the latest date in that year by which Funds at Lloyd's can be placed with Lloyd's in order to satisfy Funds at Lloyd's Requirements in respect of the immediately succeeding calendar year, such date notified by Lloyd's in respect of the 2001 calendar year being 29 November 2001, or such other date as may be advised by Lloyd's.

       "GAAP" has the meaning specified in Clause 1.7 (Accounting Terms and Determinations).

       "Group" means the Account Party and its Subsidiaries for the time being.

       "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

       "Internal Revenue Code" means the Internal Revenue Code of 1986 of the United States of America, as amended, or any successor statute, and includes regulation promulgated and rulings issued thereunder.

       "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of "Debt" in respect of such Person; provided, however, that any purchase by any US Facility Agreement Loan Party or any Subsidiary of any catastrophe-linked instruments which are (x) issued for the purpose of transferring traditional reinsurance risk to the capital markets and (y) purchased by such US Facility Agreement Loan Party or any Subsidiary in accordance with its customary reinsurance underwriting procedures, or the entry by any US Facility Agreement Loan Party or any Subsidiary into swap transactions relating to such instruments in accordance with such procedures, shall be deemed to be the entry by such Person into a reinsurance contract and shall not be deemed to be an Investment by such Person.

       "L/C Commission Rate" means the rate per annum determined in accordance with Clause 17.1 (Letter of Credit Commission) or Schedule 9 (Pricing Schedule), as the case may be.

       "L/C Proportion" means, in relation to a Bank in respect of any Letter of Credit and save as otherwise provided herein, the proportion (expressed as a percentage) borne by such Bank's Available Commitment to the Available Facility immediately prior to the issue of such Letter of Credit.

       "L/C Valuation Date" means the first Business Day which falls six months after the Commencement Date and each day falling at six monthly intervals thereafter.

       "Letter of Credit" means a letter of credit issued or to be issued pursuant to Clause 3 (Utilisation of the Facility) substantially in the form set out in Schedule 6 (Form of Letter of Credit) or in such other form requested by the Account Party which is approved by the Banks (such approval not to be unreasonably withheld or delayed).

       "Letter of Credit Commission" means the letter of credit commission described in Clause 17.1 (Letter of Credit Commission).

       "LIBOR" means, in relation to any Unpaid Sum on which interest for a given period is to accrue, the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate for the currency of the relevant amount (being currently "3740" or, as the case may be, "3750") for such period as of 11.00 a.m. on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average British Bankers Association Interest Settlement Rate for such currency as the Agent, after consultation with the Banks and the Account Party, shall select, acting reasonably.

       "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Account Party shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

       "Lloyd's" means the society incorporated by Lloyd's Act 1871 by the name of Lloyd's.

       "Mandatorily Convertible Preferred Securities" means units comprised of
       (i) Preferred Securities or preferred shares of the Account Party and
       (ii) a contract for the sale of ordinary shares of the Account Party (including "Feline PridesTM", "RhinosTM" or any substantially similar securities).

       "Mandatory Liquid Asset Costs Rate" in relation to any Unpaid Sum shall bear the meaning given to it in Schedule 7 (Mandatory Liquid Asset Costs
       Rate).

       "Majority Banks" means, save as otherwise provided herein:

       (a) whilst there are no Outstandings, a Bank or Banks whose Commitments amount (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to sixty-six and two thirds per cent. or more (or for the purposes of Clause 16.18 (Acceleration and Cancellation) to more than fifty per cent.) of the Total Commitments; and

       (b) whilst there are Outstandings a Bank or Banks to whom in aggregate more than sixty-six and two thirds per cent. (or for the purposes of Clause 16.18 (Acceleration and Cancellation) more than fifty per cent.) of the Outstandings is owed, provided that, in respect of a Letter of Credit issued by a Declining Bank pursuant to sub-clause 4.7.2 of Clause 4.7 (Replacement Letters of Credit), an amount equal to the amount of its Outstandings in respect thereof multiplied by the Reduction Percentage applicable at that time shall be excluded in determining the amount of Outstandings owed to such Bank for the purposes of this definition only.

       "Material Debt" means Debt of the Account Party and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding US$25,000,000.

       "Material Financial Obligations" means a principal amount of Debt and/or current payment obligations in respect of Derivatives Obligations of the Account Party and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate US$25,000,000.

       "Material Subsidiary" means any Subsidiary having (i) assets (after inter company eliminations) in excess of 10 per cent. of the total assets of the Account Party and its Subsidiaries determined on a Consolidated basis, or (ii) annual net income constituting 10 per cent. or more of the total annual net income of the Account Party and its Subsidiaries on a Consolidated basis, in each case determined as of the end of the most recently ended fiscal year and in any event ACE UK Limited and ACE Tempest Reinsurance Ltd. shall be construed as Material Subsidiaries.

       "Notice of Charge" means the notice of charge of the Charged Portfolio to be delivered by the Obligors to the Custodian pursuant to the terms of the Charge Agreement.

       "Obligors" means the Account Party and the Guarantor.

       "Original Agreement" means this Agreement as (i) amended and restated pursuant to the First Restatement Agreement and (ii) amended by the Amendment Agreement, prior to its amendment and restatement on the Commencement Date.

       "Original Letters of Credit" means the letters of credit issued under the Original Agreement.

       "Original Sterling Amount" means:

       (a) in relation to a Letter of Credit denominated in sterling, the amount specified as the amount of the Letter of Credit in the Utilisation Request relating thereto; and

       (b) in relation to a Letter of Credit denominated in dollars, the amount of sterling which could be purchased with the dollar amount of such Letter of Credit at the spot rate of exchange quoted by the Agent at or about 11.00 am London time on the day falling three Business Days before the Utilisation Date for the purchase of sterling with dollars for delivery two business days thereafter.

       "Outstandings" means, at any time the aggregate of the Sterling Amounts of the maximum actual and contingent liabilities of the Banks in respect of each outstanding Letter of Credit.

       "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or which are being contested in good faith by appropriate proceedings: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Liens imposed by law, such as materialsmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

       "Person" means an individual, a company, a corporation, a partnership, an association, a trust or any other entity or organisation, including a government or political subdivision or an agency or instrumentality thereof.

       "Potential Event of Default" means any event which would reasonably be expected to become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

       "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

       "Preferred Securities" means (i) preferred securities issued by the Special Purpose Trust which shall provide, among other things, that dividends shall be payable only out of proceeds of interest payments on the Debentures, or (ii) other instruments that may be treated in whole or in part as equity for rating agency purposes while being treated as debt for tax purposes.

       "Proportion" means, in relation to a Bank the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero).

       "Qualifying Bank" means an institution which is a bank as defined for the purposes of Section 349 of the Income and Corporation Taxes Act 1988 and such bank is within the charge to United Kingdom corporation tax as respects to interest which is (or which, if it were a Bank, would be) payable to it hereunder.

     "Quotation Date" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period, provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

     "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or obligation, any such Equity Interest, Debt, right or obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

     "Reduction Percentage" means 20 per cent. x (5 - a); where "a" equals the remaining number of years (and for such purposes any incomplete year shall be treated as one year) for which the relevant Letter of Credit is currently valid.

     "Representations" means each of the representations set out in Clause 14 (Representations).

     "Required Value" has the meaning ascribed to it in the Charge Agreement.

     "Second Restatement Agreement" means the agreement dated 21 November 2001 which amends and restates the Original Agreement.

     "Securitisation Transaction" means any sale, assignment or other transfer by the Account Party or any Subsidiary of any accounts receivable, premium finance loan receivables, lease receivables or other payment obligations owing to the Account Party or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favour of the Account Party or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

     "Security" means any security granted over the Charged Portfolio by the Obligors in favour of the Security Trustee pursuant to the Charge Agreement.

     "Security Documents" means the Charge Agreement, the Custodian's Undertaking and the Notice of Charge.

     "Special Purpose Trust" means a special purpose business trust established by the Account Party or ACE INA of which the Account Party or ACE INA will hold all the common securities, which will be the issuer of Preferred Securities, and which will loan to the Account Party or ACE INA (such loan being evidenced by the Debentures) the net proceeds of the issuance and sale of the Preferred Securities and common securities of such Special Purpose Trust.

     "Spot Rate" means the spot rate of exchange quoted by the Agent at or about
     11.00 am London time on the day on which the relevant calculation is to be made for the purchase of sterling with dollars or any other relevant currency for delivery two business days thereafter.

     "Sterling Amount" means:

     (a)  in relation to a Letter of Credit at any time:

          (i) if such Letter of Credit is denominated in sterling, the maximum actual and contingent liability of the Banks thereunder or in respect thereof at such time; and

          (ii) if such Letter of Credit is denominated in dollars, the equivalent in sterling of the maximum actual and contingent liability of the Banks thereunder at such time, calculated as at the later of the date which falls (1) two Business Days before its Utilisation Date or (2) the most recent L/C Valuation Date; and

     (b) in relation to the Outstandings, the aggregate of the Sterling Amounts of each outstanding Letter of Credit.

     "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Account Party.

     "Term" means, save as otherwise provided herein:

     (a) in relation to any Letter of Credit, the period from its Effective Date until its Expiry Date; and

     (b) in relation to an Unpaid Sum, any of those periods mentioned in Clause 19 (Default Interest and Break Costs).

     "Termination Date" means 31 December 2006.

     "Total Capitalisation" means, at any time, an amount (without duplication) equal to (i) the then outstanding Consolidated Debt of the Account Party and its Subsidiaries plus (ii) Consolidated stockholders' equity of the Account Party and its Subsidiaries plus (without duplication) (iii) the then issued and outstanding amount of Preferred Securities (including Mandatorily Convertible Preferred Securities) and (without duplication) Debentures.

     "Total Commitments" means, at any time, the aggregate of the Banks' Commitments.

     "Transfer Certificate" means a certificate substantially in the form set out in Schedule 2 (Form of Transfer Certificate) signed by a Bank and a Transferee under which:

     (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations under the Finance Documents upon and subject to the terms and conditions set out in Clause 26.3 (Assignments and Transfers by Banks); and

     (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as contemplated in Clause 26.5 (Transfers by Banks).

     "Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

     "Transferee" means a person to which a Bank seeks to transfer by novation all or part of such Bank's rights, benefits and obligations under the Finance Documents.

     "Unpaid Sum" means the unpaid balance of any of the sums referred to in Clause 19.1 (Default Interest).

     "US Facility Agreements" means each of:

     (a) the US$800,000,000 364 day revolving credit facility agreement originally entered into on 11 June 1999 (as amended and restated on (i) 8 May 2000 and (ii) 6 April 2001) and made between, inter alia, ACE Limited and ACE INA as borrowers, the financial institutions named therein and others; and

     (b) the US$250,000,000 revolving credit facility agreement originally entered into on 11 June 1999 (as amended and restated on 8 May 2000) and made between, inter alia, ACE Limited and ACE INA as borrowers, the financial institutions named therein and others (the "Five Year US Facility"), in each case as the same may be further amended or restated from time to time.

     "US Facility Agreement Loan Parties" means, at any time, any or all of the Account Party, ACE INA, ACE Financial Services Inc., ACE Guaranty Re Inc., ACE Bermuda Insurance Ltd. and ACE Tempest Reinsurance Ltd.

     "US Fee Letter" means the fee letter dated 5 March 2001 and made between, inter alia, the Account Party, the arrangers of the US Facility Agreements, JP Morgan Securities Inc. and others.

     "US Letter of Credit Agreements" means any and all letter of credit agreements entered into by any borrower pursuant to the Five Year US Facility.

     "US Loan Documents" means (i) each US Facility Agreement, (ii) the US Notes, (iii) the US Fee Letter and (iv) each US Letter of Credit Agreement.

     "US Notes" means each promissory note issued or to be issued pursuant to the terms of the US Facility Agreements.

     "Utilisation Date" means the date on which a Letter of Credit is to be issued.

     "Utilisation Request" means a notice substantially in the form set out in
     Schedule 4 (Form of Utilisation Request).

     "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interest in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Account Party.

1.2  Interpretation
     Any reference in this Agreement to:

     the "Agent", "Security Trustee" or any "Bank" shall be construed so as to include its and any subsequent successors and permitted transferees in accordance with their respective interests;

     "continuing", in the context of an Event of Default shall be construed as a reference to an Event of Default which has not been remedied or waived in accordance with the terms hereof and in relation to a Potential Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms hereof.

     the "euro" means the single currency of participating member states of the European Union;

     a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a Subsidiary;

     a "law" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

     a "member" shall be construed (as the context may require) as a reference to an underwriting member of Lloyd's;

     a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day, provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to "months" shall be construed accordingly);

     a Bank's "participation", in relation to a Letter of Credit, shall be construed as a reference to the rights and obligations of such Bank in relation to such Letter of Credit as are expressly set out in this Agreement;

     a "successor" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

     "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

     "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

     the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3  Currency Symbols
     1.3.1 "(pound)" and "sterling" denote lawful currency of the United Kingdom for the time being.

     1.3.2 "US$" and "dollars" denote lawful currency of the United States of America for the time being.

1.4  Agreements and Statutes
     Any reference in this Agreement to:

     1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

     1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted; and

     1.4.3 a bylaw shall be construed as a reference to a bylaw made under Lloyd's Acts 1871 to 1982 as the same may have been, or may from time to time be, amended or replaced.

1.5  Headings
     Clause and Schedule headings are for ease of reference only.

1.6  Time
     Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to London time.

1.7  Accounting Terms and Determinations
     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time ("GAAP"), applied on a basis consistent (except for changes concurred in by the Account Party's independent public accountants) with the most recent audited consolidated financial statements of the Account Party and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Account Party notifies the Agent that the Account Party wishes to amend any covenant in Clause 15 (Covenants) to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Account Party that the Majority Banks wish to amend Clause 15 (Covenants) for such purpose), then the Account Party's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted account principals became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Account Party and the Majority Banks.

1.8  Third party rights
     A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.   THE FACILITY

2.1  Grant of the Facility
     The Banks, upon the terms and subject to the conditions hereof, grant to the Account Party a dual currency letter of credit facility in an aggregate amount of (pounds)440,000,000.

2.2  Purpose and Application
     The Facility is intended to support Funds at Lloyd's, and, accordingly, the Account Party shall apply all Letters of Credit issued hereunder in or towards satisfaction of such purpose and none of the Finance Parties shall be obliged to concern themselves with such application.

2.3  Conditions Precedent
     Save as the Banks may otherwise agree, the Account Party may not deliver any Utilisation Request unless the Agent has confirmed to the Account Party and the Banks that it has received all of the documents and other evidence listed in Schedule 3 (Conditions Precedent) and that each is, in form and substance, satisfactory to the Agent.

2.4  Several Obligations
     The obligations of each Bank are several and the failure by a Bank to perform its obligations hereunder and/or under any Letter of Credit issued hereunder shall not affect the obligations of either Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder and/or under such Letter of Credit.

2.5  Several Rights
     The rights of each Finance Party are several and any debt arising hereunder at any time from an Obligor to any Finance Party shall be a separate and independent debt. Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).

2.6  Cancellation of Original Letters of Credit
     On and with effect from the Effective Date, all outstanding Original Letters of Credit shall be replaced by the Letters of Credit issued after the Commencement Date.

3.   UTILISATION OF THE FACILITY

3.1  Utilisation Conditions for the Facility
     Save as otherwise provided herein, a Letter of Credit will be issued at the request of the Account Party on behalf of an Applicant if:

     3.1.1 no later than 10.00 a.m. two Business Days before the proposed Utilisation Date, the Agent has received a duly completed Utilisation Request from the Account Party;

     3.1.2 the proposed Utilisation Date is a Business Day falling within the Availability Period;

     3.1.3 the proposed Original Sterling Amount of such Letter of Credit is less than or equal to the Available Facility;

     3.1.4 the proposed Term of the Letter of Credit is a period ending on or before the Termination Date;

     3.1.5     the Letter of Credit is substantially in the form set out in
               Schedule 6 (Form of Letter of Credit) or in such other form requested by the Account Party which is approved by the Banks (such approval not to be unreasonably withheld or delayed);

     3.1.6     the beneficiary of such Letter of Credit is Lloyd's;

     3.1.7 on and as of the proposed Utilisation Date (a) no Event of Default or Potential Event of Default has occurred and is continuing and (b) the Representations are true in all material respects; and

     3.1.8 the Agent has received evidence acceptable to it that the Charged Portfolio has been delivered to the Custodian and the amount of the Charged Portfolio is at least equal to the Required Value.

3.2  Request for Letters of Credit
     A single Utilisation Request may be issued in respect of more than one Letter of Credit.

3.3  Completion of Letters of Credit
     The Agent is authorised to arrange for the issue of any Letter of Credit pursuant to Clause 3.1 (Utilisation Conditions for the Facility) by:

     3.3.1 completing the Effective Date and the proposed Expiry Date of such Letter of Credit;

     3.3.2 completing the schedule to such Letter of Credit with the percentage participation of each Bank as allocated pursuant to the terms hereof; and

     3.3.3 executing such Letter of Credit on behalf of each Bank and following such execution delivering such Letter of Credit to Lloyd's on the Utilisation Date,

     provided that the Agent shall not deliver any such Letter of Credit to Lloyd's unless the Agent is satisfied that (a) Lloyd's has cancelled (or will upon such delivery cancel) the Original Letters of Credit and (b) all amounts outstanding in respect of the Original Letters of Credit have been paid in full.

3.4  Dollar Option
     The Account Party may, in a Utilisation Request, request that such Letter of Credit be denominated in dollars in which event such Letter of Credit shall be denominated in dollars.

3.5  Amounts of Letters of Credit
     The amount of a Letter of Credit shall be:

     3.5.1 the Original Sterling Amount of such Letter of Credit, if such Letter of Credit is to be denominated in sterling; and

     3.5.2 if such Letter of Credit is to be denominated in dollars, the amount specified in the Utilisation Request relating thereto.

3.6  Each Bank's Participation in Letters of Credit
     Save as otherwise provided herein, each Bank will participate in each Letter of Credit issued pursuant to this Clause 3 in the proportion borne by its Available Commitment to the Available Facility immediately prior to the issue of such Letter of Credit.

3.7  Cancellation of Commitments
     On the expiry of the Availability Period the Available Facility and each Bank's Available Commitment shall be reduced to zero.

4.   EXTENSION OF LETTERS OF CREDIT

4.1  Bank Notification
     Each Bank acknowledges that the Account Party may request one or more extensions of a Letter of Credit hereunder, and that pursuant to the terms thereof each Letter of Credit shall be extended automatically for a further year each year unless Lloyd's receives notice to the contrary. Accordingly, each Bank undertakes to notify the Agent in writing as soon as reasonably practicable after it has determined that it will not agree to a requested extension, and in any event by no later than close of business on the date which falls ten weeks prior to the first date which Lloyd's notifies as being the Funds Date of such year and the Agent shall give notice thereof to the Account Party within two Business Days of notification from such Bank. Unless notice is given to the Agent as aforesaid each Bank will be deemed automatically to have agreed to such extension.

4.2  Request for Extension
     If the Account Party wishes to request the extension of a Letter of Credit, the Account Party shall give the Agent notice, by way of a Letter of Credit extension request in the form of Schedule 5 (Form of Extension Request) by the date which falls thirteen weeks prior to the Funds Date of such year, specifying that the Expiry Date of the applicable Letter of Credit is to be extended to 31 December of the year immediately succeeding the year in which the then current Expiry Date falls (such notice being a "Notice of Extension"). A single Notice of Extension may be delivered in respect of more than one Letter of Credit.

4.3  Non-Delivery of Notice of Extension
     If the Account Party does not deliver a Notice of Extension in accordance with the provisions of Clause 4.2 (Request for Extension), the Agent shall:

     4.3.1 as soon as reasonably practicable after the date which falls ten weeks prior to the Funds Date of such year, notify the Account Party and then notify the Banks thereof; and

     4.3.2 as soon as reasonably practicable after the date which falls ten weeks prior to the Funds Date of such year and in any event by no later than close of business on the Business Day immediately preceding the Funds Date of such year, notify Lloyd's that the Term of the relevant Letter of Credit will not be extended beyond its then current Expiry Date.

4.4  Notification to Banks
     Upon receipt of a Notice of Extension, the Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in the applicable Letter of Credit, together with notice of the applicable Funds Date for such year.

4.5  Extension of a Letter of Credit
     4.5.1 If all of the Banks agree (or are deemed to have agreed) to the extension of the Letter of Credit in accordance with Clause 4.1 (Bank Notification) the Agent shall notify the Account Party and the Banks thereof and subject to the provisions of Clause 4.8 (Extension Conditions Precedent), the Letter of Credit shall be automatically extended in accordance with the terms thereof.

     4.5.2 If a Bank gives notice in accordance with the provisions of Clause 4.1 (Bank Notification) that it does not agree to a requested extension of any Letter of Credit the Agent shall notify the Account Party and Lloyd's accordingly within two Business Days thereafter, and the succeeding provisions of this Clause 4 shall apply.

4.6  Substitute Bank
     4.6.1 If any Bank (a "Declining Bank") gives notice in accordance with the provisions of Clause 4.1 (Bank Notification) that it does not agree to a requested extension, then the Account Party may designate by the date which falls four weeks prior to the Funds Date of such year an Approved Credit Institution (the "Substitute Bank") which is willing to assume all of the rights and obligations of the Declining Bank in respect of its participation in the relevant Letter of Credit (the "Old Letter of Credit").

     4.6.2 If the Account Party has found a Substitute Bank it shall promptly notify the Agent and the Declining Bank thereof and shall procure the release by Lloyd's of the Old Letter of Credit from the Funds at Lloyd's of the relevant Applicant.

     4.6.3 The Declining Bank shall as soon as reasonably practicable and in any event no later than the date which falls two weeks prior to the Funds Date of such year transfer its rights and obligations hereunder to the Substitute Bank in accordance with the provisions of Clause 26.5 (Transfers by Banks).

     4.6.4 The Substitute Bank shall pay to the Declining Bank all amounts then due and owing (and all fees accrued to but excluding the date of such transfer) to the Declining Bank in respect of its participation in the Old Letter of Credit.

4.7  Replacement Letters of Credit
     4.7.1     If a Substitute Bank has become party hereto pursuant to Clause
               4.6 (Substitute Bank), then subject to the provisions of Clause
               4.8 (Extension Conditions Precedent) the Banks who have confirmed their agreement to the extension of the Old Letter of Credit (the "Extending Banks") shall, together with the Substitute Bank, participate in, and issue by the Funds Date of such year, a new Letter of Credit (the "New Letter of Credit") which shall (i) replace the Old Letter of Credit, (ii) be in an amount equal to the Old Letter of Credit and (iii) have an Expiry Date which corresponds with the Expiry Date requested in the Notice of Extension.

     4.7.2 If a Substitute Bank has not been found then: (a) the Account Party shall procure the release by Lloyd's of the Old Letter of Credit from the Funds at Lloyd's of the relevant Applicant, (b) subject to the provisions of Clause 4.8 (Extension Conditions Precedent), the Extending Banks shall participate in, and issue by the Funds Date of such year, a new Letter of Credit (the "Reduced Letter of Credit") which shall (1) replace their participation in the Old Letter of Credit, (2) be in an amount equal to the Old Letter of Credit less the amount of the
                                                 ----
               Declining Bank's participation and (3) have an Expiry Date which corresponds with the Expiry Date requested in the Notice of Extension; and (c) the Declining Bank shall participate in a separate Letter of Credit (a "Bilateral Letter of Credit") which shall (1) replace its participation in the Old Letter of Credit,
               (2) be in an amount equal to the Declining Bank's participation in the Old Letter of Credit and (3) have an Expiry Date which is the same as the Expiry Date specified in the Old Letter of Credit (as the same may have been extended from time to time with the consent of the Declining Bank).

4.8  Extension Conditions Precedent
     4.8.1 On or prior to close of business on the Funds Date immediately following the delivery of any Notice of Extension, the Account Party shall promptly notify the Agent if:

                    (a) an Event of Default or Potential Event of Default occurs which is continuing;

                    (b) any of the representations and warranties of either or both of the Obligors contained in this Agreement or in the Charge Agreement cease to be correct in all material respects, or become misleading in any material respect; or

                    (c) the Letter of Credit which is the subject of such Notice of Extension ceases solely to be used to support the relevant Applicant's underwriting business at Lloyd's which has been provided in accordance with the requirements of Lloyd's applicable to it.

          4.8.2 Subject to due notification to Lloyd's in accordance with the provisions of the relevant Letter of Credit, the Banks shall not be obliged to agree to any extension requested if the Account Party fails to comply with its obligations under Clause 4 (Extension of Letters of Credit) or if any of the events specified in sub-clause 4.8.1 above occurs.

4.9       Cancellation of Bilateral Letters of Credit

          At any time after the issue of a Bilateral Letter of Credit by a Declining Bank the Account Party may give the Agent and the Declining Bank not less than fourteen days' prior written notice of its intention to procure that the liability of the Declining Bank under such Letter of Credit is reduced to zero (whereupon it shall do so).

4.10      Mandatory Collateralisation

          If a Letter of Credit is automatically extended in accordance with the terms thereof and, on or prior to the time of such extension the Company had failed to comply with its obligations under Clause 4 (Extension of Letters of Credit) or any of the events specified in sub-clause 4.8.1 thereof had occurred, the Agent may (and if so instructed by the Majority Banks participating in such Letter of Credit shall) require the Account Party to procure that the liabilities of each of the Banks under such Letter of Credit are reduced to zero and/or provide Cash Collateral for each Bank's L/C Proportion under such Letter of Credit.

4.11      Revised Letters of Credit

          In the event that the Funds at Lloyd's Requirements of an Applicant change at or around the time of any given Funds Date in terms of amount and/or the identity of the Applicant, subject to the approval of Lloyd's and subject to each Bank's Outstandings under the Letters of Credit issued hereunder not being increased other than in accordance with Clause 5 (Increase of the Facility), the Banks shall co-operate with the Account Party to ensure to the extent reasonably possible that the Letters of Credit provide for the revised Funds at Lloyd's Requirements of the Applicants.

5.        Increase of the Facility

5.1       Request for Increase

          In the event that the Funds at Lloyd's Requirements of an Applicant increases at or around the time of any given Funds Date and as a result of such increase the aggregate amount of the Funds at Lloyd's Requirements of the Applicants on such Funds Date would exceed the aggregate amount of the Banks' Outstandings under the Letters of Credit, the Account Party shall be entitled to request an increase of the amount of the Letter of Credit of such Applicant by giving notice to the Agent no later than thirteen weeks prior to the Funds Date of such year (the "Increase Request"). The Increase Request shall be made in writing and shall be unconditional and irrevocable and shall specify:

          5.1.1 which Letters of Credit and Applicants the Increase Request relates to;

          5.1.2 the additional amount of commitments required by the Account Party from the Banks; and

          5.1.3     any other information relevant to the Increase Request.

5.2       Notification of Increase Request

          The Agent shall forward a copy of the Increase Request to the Banks as soon as practicable, and in any event no later than two Business Days after receipt thereof together with notification of the amount of such Banks' pro rata participation in any such increased Letter of Credit.

5.3       Response to Increase Request

          If a Bank, in its sole discretion, agrees to the increase requested by the Account Party pursuant to the Increase Request, it shall give notice to the Agent (a "Notice of Increase") accordingly not less than ten weeks prior to the Increase Date. If a Bank does not give such Notice of Increase by such date, then such Bank shall be deemed to have refused such increase. Nothing shall oblige a Bank to agree to the Increase Request.

5.4       Notification of Response to Increase Request

          The Agent shall notify the Account Party in writing of each Bank's decision in relation to the Increase Request (specifying which Banks have given a Notice of Increase, which Banks have actually refused the Increase Request and which Banks are deemed to have refused the Increase Request) no less than eight weeks prior to the Increase Date.

5.5       Increase

          5.5.1 If one or more of the Banks does not give a Notice of Increase (hereinafter referred to as "Refusing Banks"), then the Refusing Banks shall not participate in any increase pursuant to the Increase Request but shall continue to participate in the Letters of Credit to the extent of their existing participation.

          5.5.2 If one or more Banks agree to the Increase Request such Banks' participation in the relevant Letter(s) of Credit shall, subject to satisfaction of any conditions precedent which may be specified in connection therewith, be increased in accordance with the terms of the Increase Request.

          5.5.3 The Account Party shall co-operate with the Agent, the Banks and Lloyd's with respect to the replacement of any Letters of Credit required as a result of an Increase Request and all parties shall agree on any necessary replacement Letters of Credit in the context of any replacement Letters of Credit required in accordance with Clause 4.7 (Replacement Letters of Credit).

          5.5.4 The Facility, save as amended pursuant to the Increase Request, shall continue to operate in accordance with its terms.

6.        NOTIFICATION

6.1       Letters of Credit

          On or before each Utilisation Date the Agent shall notify each Bank of the Letter of Credit that is to be issued by the Agent on behalf of the Banks, the name of the Applicant in respect of whom the Letter of Credit is being issued, the proposed length of the relevant Term and the aggregate principal amount of the relevant Letter of Credit allocated to such Bank pursuant to this Agreement.

6.2       Demands under Letters of Credit

          If a demand is made by Lloyd's under a Letter of Credit the Agent shall promptly make demand upon the Account Party in accordance with this Agreement and notify the Banks.

7.        THE ACCOUNT PARTY'S LIABILITIES IN RELATION TO LETTERS OF CREDIT

7.1       The Account Party's Indemnity to Banks

          The Account Party shall irrevocably and unconditionally as a primary obligation indemnify (on demand by the Agent) each Bank against:

          7.1.1 any sum paid or due and payable by such Bank in accordance with the terms of any Letter of Credit requested by the Account Party; and

          7.1.2 all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from such Bank in connection with such Letter of Credit), claims, losses and expenses which such Bank may at any time properly incur or sustain in connection with any Letter of Credit.

7.2       Preservation of Rights

          Neither the obligations of the Account Party set out in this Clause 7 nor the rights, powers and remedies conferred on any Bank by this Agreement or by law shall be discharged, impaired or otherwise affected by:

          7.2.1 the winding-up, dissolution, administration or re-organisation of any Bank or any other person or any change in its status, function, control or ownership;

          7.2.2 any of the obligations of any Bank or any other person hereunder or under any Letter of Credit or under any other security taken in respect of the Account Party's obligations hereunder or otherwise in connection with any Letter of Credit being or becoming illegal, invalid, unenforceable or ineffective in any respect;

          7.2.3 time or other indulgence being granted or agreed to be granted to any Bank or any other person in respect of its obligations hereunder or under or in connection with any Letter of Credit or under any such other security;

          7.2.4 any amendment to, or any variation, waiver or release of, any obligation of any Bank or any other person under any Letter of Credit or this Agreement; or

          7.2.5 any other act, event or omission which, but for this Clause 7, might operate to discharge, impair or otherwise affect any of the obligations of the Account Party set out in this Clause 7 or any of the rights, powers or remedies conferred upon any Bank by this Agreement or by law.

          The obligations of the Account Party set out in this Clause 7 shall be in addition to and independent of every other security which any Bank may at any time hold in respect of the Account Party's obligations hereunder.

7.3       Settlement Conditional

          Any settlement or discharge between the Account Party and a Bank shall be conditional upon no security or payment to such Bank by the Account Party or any other person on behalf of the Account Party, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, such Bank shall be entitled to recover the value or amount of such security or payment from the Account Party subsequently as if such settlement or discharge had not occurred.

7.4       Right to make Payments under Letters of Credit

          Each Bank shall be entitled to make any payment in accordance with the terms of the relevant Letter of Credit without any reference to or further authority from the Account Party or any other investigation or enquiry. The Account Party irrevocably authorises each Bank to comply with any demand under a Letter of Credit which is valid on its face.

7.5       Revaluation of Outstandings

          On each L/C Valuation Date, the Agent shall calculate the amount of the Outstandings (having regard to changes in the Sterling Amounts of the Letters of Credit which may arise as a result of currency fluctuations), and the Agent shall notify the Account Party of the amount, if any (the "Excess Amount"), by which the Outstandings exceed 105 per cent. of the aggregate Commitments of the Banks on such date, and the Account Party shall secure such Excess Amount by providing Cash Collateral in an amount not less than the Excess Amount provided that if the Account Party provides Cash Collateral as aforesaid and, on any succeeding L/C Valuation Date the Excess Amount as determined on such date (the "New Excess Amount") is:

          7.5.1 less than the amount of the Cash Collateral provided at such time, the Agent shall deliver to the Account Party an amount equal to the difference between the amount of such Cash Collateral and the New Excess Amount; or

          7.5.2 greater than the amount of Cash Collateral provided at such time, the Account Party shall deliver to the Agent an amount equal to the amount by which the New Excess Amount exceeds the amount of such Cash Collateral.

8.        CANCELLATION and COLLATERALISATION

8.1       Cancellation/Cash Collateralisation of Letters of Credit

          The Account Party may give the Agent not less than fourteen days' prior notice of its intention to procure that the liability of each Bank under a Letter of Credit requested by it is reduced to zero (whereupon it shall do so) or provide Cash Collateral for each Bank's L/C Proportion under such Letter of Credit (whereupon it shall do so).

8.2       Notice of Cancellation or Collateralisation

          Any notice of cancellation or collateralisation given by the Account Party pursuant to this Clause 8 shall be irrevocable, shall specify the date upon which such cancellation or collateralisation is to be made and the amount of such cancellation or collateralisation and shall oblige the Account Party to procure such cancellation or collateralisation on such date.

8.3       Notice of Removal of a Bank

          If:

          8.3.1 any sum payable to any Bank by the Account Party is required to be increased pursuant to Clause 9.1 (Tax Gross-up); or

          8.3.2 any Bank claims indemnification from the Account Party under Clause 9.2 (Tax Indemnity) or Clause 11.1 (Increased Costs),

          the Account Party may, whilst such circumstance continues, give the Agent at least ten Business Days' notice (which notice shall be irrevocable) of its intention to cancel, and/or provide Cash Collateral in respect of the Commitment of such Bank.

8.4       Removal of a Bank

          On the day the notice referred to in Clause 8.3 (Notice of Removal of a Bank) expires the Account Party shall procure either that such Bank's L/C Proportion of each relevant Letter of Credit be reduced to zero (by reduction of the amount of such Letter of Credit in an amount equal to such Bank's L/C Proportion) or that Cash Collateral be provided in an amount equal to such Bank's L/C Proportion of such Letter of Credit.

8.5       No Further Availability

          A Bank for whose account a repayment is to be made under Clause 8.3 (Notice of Removal of a Bank) shall not be obliged to participate in the making of any Letter of Credit on or after the date upon which the Agent receives the Account Party's notice of its intention to procure the repayment of such Bank's share of the Outstandings, and such Bank's Available Commitment shall be reduced to zero.

8.6       No Other Repayments or Cancellation

          The Account Party shall not repay or cancel all or any part of the Outstandings except at the times and in the manner expressly provided for in this Agreement.

9.        TAXES

9.1       Tax Gross-up

          All payments to be made by an Obligor to any Finance Party hereunder shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

9.2       Tax Indemnity

          Without prejudice to Clause 9.1 (Tax Gross-up), if any Finance Party is required to make any payment of or on account of tax on or in relation to any sum received or receivable hereunder (including any sum deemed for purposes of tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Account Party shall, upon demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause
          9.2 shall not apply to:

          9.2.1 any tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party by the jurisdiction in which such Finance Party is incorporated; or

          9.2.2 any tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party by the jurisdiction in which its Facility Office is located.

9.3       Claims by Banks

          A Bank intending to make a claim pursuant to Clause 9.2 (Tax Indemnity) shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Account Party thereof.

10.       TAX RECEIPTS

10.1      Notification of Requirement to Deduct Tax

          If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly, upon becoming aware of the same, notify the Agent.

10.2      Evidence of Payment of Tax

          If an Obligor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

10.3      Tax Credit Payment

          If an additional payment is made under Clause 9 (Taxes) by an Obligor for the benefit of any Finance Party and such Finance Party, in its sole discretion, determines that it has obtained (and has derived full use and benefit from) a credit against, a relief or remission for, or repayment of, any tax, then, if and to the extent that such Finance Party, in its sole opinion, determines that:

          10.3.1 such credit, relief, remission or repayment is in respect of or calculated with reference to the additional payment made pursuant to Clause 9 (Taxes); and

          10.3.2 its tax affairs for its tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled,

          such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Obligor such amount as such Finance Party shall, in its sole opinion, determine to be the amount which will leave such Finance Party (after such payment) in no worse after-tax position than it would have been in had the additional payment in question not been required to be made by such Obligor.

10.4      Tax Credit Clawback

          If any Finance Party makes any payment to an Obligor pursuant to Clause 10.3 (Tax Credit Payment) and such Finance Party subsequently determines, in its sole opinion, that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, the Obligor shall reimburse such Finance Party such amount as such Finance Party determines, in its sole opinion, is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party.

10.5      Tax and Other Affairs

          No provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause
          8.1 (Tax Gross-up) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

11.       INCREASED COSTS

11.1      Increased Costs

          If, by reason of (a) any change in law or in its interpretation or administration and/or (b) compliance with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary or other authority (being a request or requirement with which banks are accustomed to comply) and/or (c) the introduction of, changeover to or operation of the euro in any participating member state:

          11.1.1 a Bank or any holding company of such Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's entering into or assuming or maintaining a commitment, issuing or performing its obligations under this Agreement or any Letter of Credit;

          11.1.2 a Bank or any holding company of such Bank incurs a cost as a result of such Bank's entering into or assuming or maintaining a commitment, issuing or performing its obligations under this Agreement or any Letter of Credit; or

          11.1.3 there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining such Bank's share of any Unpaid Sum or any Letter of Credit,

          then the Account Party shall, from time to time on demand of the Agent, promptly pay to the Agent for the account of that Bank amounts sufficient to indemnify that Bank or to enable that Bank to indemnify its holding company from and against, as the case may be, (i) such reduction in the rate of return of capital, (ii) such cost or (iii) such increased cost.

11.2      Increased Costs Claims

          A Bank intending to make a claim pursuant to Clause 11.1 (Increased Costs) shall notify the Agent of the event giving rise to such claim and the amount of such claim and the basis for calculation of such amount in reasonable detail whereupon the Agent shall notify the Account Party thereof.

11.3      Exclusions

          Notwithstanding the foregoing provisions of this Clause 11, no Bank shall be entitled to make any claim under this Clause 11 in respect of:

          11.3.1 any cost, increased cost or liability as referred to in Clause 11.1 (Increased Costs) to the extent the same is compensated by the Mandatory Liquid Asset Costs Rate; or

          11.3.2 any cost, increased cost or liability compensated by Clause 9 (Taxes).

12.       ILLEGALITY

          If, at any time, it is or will become unlawful or prohibited pursuant to any request from or requirement of any central bank or other fiscal, monetary or other authority (being a request or requirement with which banks are accustomed to comply) for a Bank to fund, issue, participate in or allow to remain outstanding all or part of its share of the Letters of Credit, then that Bank shall, promptly after becoming aware of the same, deliver to the Account Party through the Agent a notice to that effect and:

          12.1.1 such Bank shall not thereafter be obliged to participate in any Letter of Credit or issue any Letter of Credit (whichever shall be so affected) and the amount of its Available Commitment shall be immediately reduced to zero; and

          12.1.2 if the Agent on behalf of such Bank so requires, the Account Party shall on such date as the Agent shall have specified ensure that the liabilities of such Bank under or in respect of each affected Letter of Credit are reduced to zero or otherwise secured by providing Cash Collateral in an amount equal to such Bank's L/C Proportion of such Letters of Credit or such Bank's maximum actual or contingent liabilities under such Letter of Credit.

13.       MITIGATION

          If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

          13.1.1 an increase in any sum payable to it or for its account pursuant to Clause 9.1 (Tax Gross-up);

          13.1.2 a claim for indemnification pursuant to Clause 9.2 (Tax Indemnity) or Clause 11.1 (Increased Costs); or

          13.1.3 the reduction of its Available Commitment to zero or any repayment to be made pursuant to Clause 12 (Illegality),

        then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Obligors under any of the Clauses referred to in sub-clauses 13.1.1, 13.1.2 and 13.1.3 such Bank shall promptly upon becoming aware of such circumstances notify the Agent thereof and, in consultation with the Agent and the Account Party and to the extent that it can do so lawfully and without prejudice to its own position, take reasonable steps (including a change of location of its Facility Office or the transfer of its rights, benefits and obligations hereunder to another financial institution which is an Approved Credit Institution and which is acceptable to the Account Party and willing to participate in the Facility) to mitigate the effects of such circumstances, provided that such Bank shall be under no obligation to take any such action if, in the opinion of such Bank, to do so might have any adverse effect upon its business, operations or financial condition (other than any minor costs and expenses of an administrative nature).

14.       REPRESENTATIONS

          The Obligors jointly and severally represent and warrant on the Commencement Date that:

14.1      Corporate Existence and Power

          The Account Party is a company limited by shares, and the Guarantor is a limited liability company, and in each case, is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and the Account Party is in good standing under the laws of the Cayman Islands. Each of the Obligors has all corporate powers and all material governmental licenses, authorisations, consents and approvals required to carry on its respective business as now conducted. The Guarantor is a Wholly-Owned Consolidated Subsidiary of the Account Party.

14.2      Corporate and Governmental Authorisation; No Contravention

          The execution, delivery and performance by each Obligor of this Agreement and the other Finance Documents to which it is a party are within its corporate powers, have been duly authorised by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the memorandum of association, articles of association or bye-laws (or any comparable document) of any Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Obligor or any of their respective Subsidiaries or result in the creation or imposition of any Lien (excluding the provision of Security pursuant to this Agreement) on any asset of any Obligor or any of their respective Subsidiaries.

14.3      Binding Effect

          Each of this Agreement and the other Finance Documents to which any Obligor is a party constitutes a valid and binding agreement of each Obligor enforceable in accordance with its terms, subject to bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors rights, the application of equitable principles and the non-availability of the equitable remedies of specific performance or injunctive relief.

14.4      Financial Information

          14.4.1 The consolidated balance sheet of the Account Party and its Consolidated Subsidiaries as of 31 December 2000 and the related consolidated statements of operations and of cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with GAAP, the consolidated financial position of the Account Party and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          14.4.2 The unaudited consolidated balance sheet of the Account Party and its Consolidated Subsidiaries as of 30 June 2001 and the related unaudited consolidated statements of operations and of cash flows for the six months then ended, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with GAAP (except for the absence of footnotes) applied on a basis consistent with the financial statements referred to in sub-clause 14.4.1 of Clause 14.4 (Financial Information), the consolidated financial position of the Account Party and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

          14.4.3 Since 30 June 2001 there has been no material adverse change in the business, financial position or results of operations of the Account Party and its Consolidated Subsidiaries, considered as a whole.

          14.4.4 The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of 31 December 2000 and the related consolidated statements of operations and retained earnings and of cash flows for the fiscal year then ended, all reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to each of the Banks, fairly present, in all material respects in conformity with GAAP, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and retained earnings and cash flows for such fiscal year.

          14.4.5 Since 31 December 2000 there has been no material adverse change in the business, financial position or results of operations of the Guarantor and its Consolidated Subsidiaries, considered as a whole.

14.5      Litigation

          Except as disclosed in the notes to the financial statements referred to in sub-clause 14.4.1 of Clause 14.4 (Financial Information) and except for insurance claims made in the context of the ordinary course of business of the Group, there is no action, suit or proceeding pending against, or to the knowledge of the Account Party threatened against or affecting, the Account Party or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Account Party and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement or any other Finance Document.

14.6      Taxes

          The Account Party and its Subsidiaries have filed all material income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Account Party or any Subsidiary. The charges, accruals and reserves on the books of the Account Party and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Account Party, adequate.

14.7      Written Information

          All written information supplied by any member of the Group which is factual, is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect and all financial projections so supplied have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

14.8      Compliance with Laws

          The Account Party and each Subsidiary are in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations, guidelines and other requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and any reserves required under generally accepted accounting principles with respect thereto have been established and except where any such failure could not reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Account Party and its Consolidated Subsidiaries, considered as a whole.

14.9      Lien

          14.9.1 Upon delivery of the Security to the Custodian as provided in the Charge Agreement, each Obligor will have good and marketable title in and to its portion of the Security free and clear of all Liens (except the Lien created under the Finance Documents and subject to the interest of the Custodian under the Finance Documents and to "Permitted Liens" as defined in the Charge Agreement).

          14.9.2 Upon delivery of the Security to the Custodian as provided in the Charge Agreement, the Charge Agreement will create in favour of the Security Trustee for the benefit of the Banks a valid and enforceable first priority Lien on all of the Security, subject to the interest of the Custodian under the Finance Documents.

          14.9.3 Upon delivery of the Security to the Custodian as provided in the Charge Agreement, neither Obligor will have outstanding, nor will either Obligor be contractually bound to create, any Lien on or with respect to any of the Security, subject to the interest of the Custodian under the Finance Documents and to "Permitted Liens" as defined in the Charge Agreement.

          14.9.4 Neither Obligor is subject to any agreement, judgment, injunction, order, decree or other instrument or any law or regulation which would prevent or otherwise interfere with such Obligor's obligations to deliver Security in the amounts, at the times and as otherwise provided in the Charge Agreement, subject to the interest of the Custodian under the Finance Documents.

          The representations contained in this Clause 14.9 shall only be made on the date hereof and shall only be repeated on each day commencing on the date on which the Pricing Level is Level V.

14.10     Validity and Admissibility in Evidence

          All acts, conditions and things required to be done, fulfilled and performed in order (a) to enable each Obligor lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Finance Documents to which it is a party, (b) to ensure that the obligations expressed to be assumed by it in the Finance Documents to which it is a party are legal, valid, binding and enforceable and (c) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation have been done, fulfilled and performed (subject to any exception contained in the legal opinions provided as conditions precedent).

14.11     Claims Pari Passu

          Under the laws of its jurisdiction of incorporation in force at the date of this Agreement, the claims of the Finance Parties against each Obligor under this Agreement will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those claims which are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application or are mandatorily preferred by law applying to insurance companies generally.

14.12     No Filing or Stamp Taxes

          Under the laws of the jurisdiction of incorporation of each Obligor in force at the date of this Agreement, it is not necessary that the Finance Documents to which it is party be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents to which it is party.

14.13     No Winding-up

          No Obligor or Material Subsidiary has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any Obligor or Material Subsidiary for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

14.14     No Default

          No Default has occurred and is continuing.

15.       COVENANTS

          The Account Party agrees that, so long as any Original Letter of Credit or any Letter of Credit is in effect or any Outstandings remain unpaid:

15.1      Information

          The Account Party will deliver to the Agent in sufficient copies for the Banks:

          15.1.1 as soon as available and in any event within 90 days after the end of each fiscal year of the Account Party, a consolidated balance sheet of the Account Party and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission of the United States of America or otherwise reasonably acceptable to the Majority Banks by PricewaterhouseCoopers LLP or other independent public accountants of internationally recognised standing;

          15.1.2 as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Account Party, a consolidated balance sheet of the Account Party and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and of cash flows for such quarter and for the portion of the Account Party's fiscal year ended at the end of such quarter, setting forth in the case of such statements of operations and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Account Party's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Account Party;

          15.1.3 simultaneously with the delivery of each set of financial statements referred to in sub-clauses 15.1.1 and 15.1.2 of this Clause 15.1, a certificate of the chief financial officer or the chief accounting officer of the Account Party
                    (a) setting forth in reasonable detail the calculations required to establish whether the Account Party was in compliance with the requirements of Clauses 15.7 (Adjusted Consolidated Debt to Total Capitalisation Ratio) to 15.9 (Liens), inclusive, on the date of such financial statements and (b) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Account Party is taking or proposes to take with respect thereto;

          15.1.4 within five days after any executive officer of the Account Party obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Account Party setting forth the details thereof and the action which the Account Party is taking or proposes to take with respect thereto;

          15.1.5 promptly upon the mailing thereof to the shareholders of the Account Party generally, copies of all financial statements, reports and proxy statements so mailed;

          15.1.6 promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Account Party shall have filed with the Securities and Exchange Commission of the United States of America;

          15.1.7 as soon as available and in any event within 20 days after submission, each statutory statement of the Guarantor in the form submitted to The Insurance Division of the Office of Registrar of Companies of Bermuda;

          15.1.8 as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the related statements of income and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the independent public accountants which reported on the financial statements referred to in sub-clause 15.1.1 of this Clause 15.1;

          15.1.9 promptly after any executive officer of the Account Party obtains knowledge thereof, (a) a copy of any notice from the Supervisor of Insurance or the Registrar of Companies or any other Person of the revocation, the suspension or the placing of any restriction or condition on the registration as an insurer of the Guarantor under the Bermuda Insurance Law or of the institution of any proceeding or investigation which could result in any such revocation, suspension or placing of such a restriction or condition, (b) copies of any correspondence by, to or concerning the Guarantor relating to an investigation conducted by the Minister of Finance, whether pursuant to Section 132 of the Bermuda Companies Law or otherwise and (c) a copy of any notice of or requesting or otherwise relating to the winding up or any similar proceeding of or with respect to the Guarantor; and

          15.1.10 from time to time such additional information regarding the financial position, results of operations or business of the Account Party or any of its Subsidiaries as the Agent, at the request of any Bank, may reasonably request from time to time.

15.2      Payment of Obligations

          The Account Party will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

15.3      Maintenance of Property; Insurance.

          15.3.1 The Account Party will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          15.3.2 The Account Party will maintain, and will cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Account Party or such Subsidiary operates (it being understood that the foregoing shall not apply to maintenance of reinsurance or similar matters which shall be solely within the reasonable business judgement of the Account Party and its Subsidiaries). The Account Party will deliver to the Banks upon request of any Bank through the Agent from time to time, full information as to the insurance carried.

15.4      Conduct of Business and Maintenance of Existence

          The Account Party will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Account Party and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Clause 15.4 shall prohibit (i) the merger of a Subsidiary (other than the Guarantor) into the Account Party or the merger or consolidation of a Subsidiary (other than the Guarantor) with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) any merger of any Obligor permitted by Clause 15.10 (Consolidations, Mergers and Sale of Assets) or (iii) the termination of (x) the corporate existence or (y) any rights, privileges and franchises of any Subsidiary (other than the Guarantor) if the Account Party in good faith determines that such termination is in the best interest of the Account Party and is not materially disadvantageous to the Banks.

15.5      Compliance with Laws

          The Account Party will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, guidelines and other requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and any reserves required under generally accepted accounting principles with respect thereto have been established and except where any such failure to comply could not reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Account Party and its Consolidated Subsidiaries, considered as a whole.

15.6      Inspection of Property, Books and Records

          The Account Party will keep, and will cause each Subsidiary to keep, proper books of records and account in accordance with generally accepted accounting principles in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times on reasonable notice and as often as may reasonably be desired.

15.7      Adjusted Consolidated Debt to Total Capitalisation Ratio

          The Account Party shall maintain at all times a ratio of Adjusted Consolidated Debt to Total Capitalisation of not more than 0.35 to 1.

15.8      Consolidated Net Worth

          The Account Party shall maintain at all times Consolidated Net Worth in an amount at least equal to the sum of (i) US$3,600,000,000 plus
          (ii) 25 per cent. of Consolidated Net Income for each fiscal quarter of the Account Party ending on and after 31 March 2000 for which such Consolidated Net Income is positive.

15.9      Liens

          Neither the Account Party nor any Subsidiary will create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

          15.9.1    Liens created under the US Loan Documents;

          15.9.2    Permitted Liens;

          15.9.3    Liens described in Schedule 10 (Existing Liens);

          15.9.4 purchase money Liens upon or in real property or equipment acquired or held by the Account Party or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition or within 180 days following such acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements or any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

          15.9.5 Liens arising in connection with Capitalised Leases; provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalised Leases;

          15.9.6 (A) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event, (B) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Account Party or any of its Subsidiaries in accordance with Clause 15.10 (Consolidations, Mergers and Sales of Assets) and not created in contemplation of such event and (C) any Lien existing on any asset prior to the acquisition thereof by the Account Party or any of its Subsidiaries and not created in contemplation of such acquisition;

          15.9.7 Liens securing obligations under credit default swap transactions determined by reference to, or Contingent Obligations in respect of, Debt issued by the Account Party or one of its Subsidiaries; such Debt not to exceed an aggregate principal amount of US$550,000,000;

          15.9.8    Liens arising in the ordinary course of its business which
                    (A) do not secure Debt and (B) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          15.9.9 Liens on cash and Approved Investments securing Hedge Agreements arising in the ordinary course of business;

          15.9.10 other Liens securing Debt or other obligations outstanding in an aggregate principal or face amount not to exceed at any time 5 per cent. of Consolidated Net Worth;

          15.9.11 Liens consisting of deposits made by the Account Party or any insurance Subsidiary with any insurance regulatory authority or other statutory Liens or Liens or claims imposed or required by applicable insurance law or regulation against the assets of the Account Party or any insurance Subsidiary, in each case in favour of policyholders of the Account Party or such insurance Subsidiary or an insurance regulatory authority and in the ordinary course of the Account Party's or such insurance Subsidiary's business;

          15.9.12 Liens on Investments and cash balances of the Account Party or any insurance Subsidiary (other than capital stock of any Subsidiary) securing obligations of the Account Party or any insurance Subsidiary in respect of (i) letters of credit obtained in the ordinary course of business and/or (ii) trust arrangements formed in the ordinary course of business for the benefit of cedents to secure reinsurance or insurance obligations owed to them by the Account Party or any insurance Subsidiary;

          15.9.13 the replacement, extension or renewal of any Lien permitted by sub-clause 15.9.2 or 15.9.5 of this Clause 15.9 upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount (other than in respect of fees, expenses and premiums, if any) or change in any direct or contingent obligor) of the Debt secured thereby;

          15.9.14 Liens securing obligations owed by the Account Party to any Subsidiary or by any Subsidiary to the Account Party or any other Subsidiary;

          15.9.15 Liens incurred in the ordinary course of business in favour of financial intermediaries and clearing agents pending clearance of payments for investment or in the nature of set-off, banker's lien or similar rights as to deposit accounts or other funds;

          15.9.16 judgement or judicial attachment Liens, provided that the enforcement of such Liens is effectively stayed;

          15.9.17 Liens on any assets of the Obligors created pursuant to the Finance Documents;

          15.9.18 Liens arising in connection with certain equity proceeds received on or about 12 September 2000 (plus interest accrued thereon) placed in a segregated account in support of (or pledged as collateral for) the Account Party's guarantee of the US$412,372,000 principal amount of Auction Rate Reset Subordinated Notes Series A issued by ACE INA to ACE RHINOS Trust on 30 June 1999;

          15.9.19 Liens arising in connection with Securitisation Transactions, provided that the aggregate principal amount of the investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitisation Transactions shall not exceed US$250,000,000;

          15.9.20 Liens on securities arising out of repurchase agreements with a term of not more than three months entered into with "Lenders" (as such term is defined in the Five Year US Facility) or their Affiliates or with securities dealers of recognised standing; provided that (but without prejudice to sub-clause 15.9.10) the aggregate amount of all assets of the Account Party and its Subsidiaries subject to such agreements shall not at any time exceed US$800,000,000; and

          15.9.21 Liens securing up to an aggregate amount of US$200,000,000 of obligations of ACE Tempest Reinsurance Ltd, the Account Party or any wholly owned subsidiary, arising out of catastrophe bond financing.

15.10     Consolidations, Mergers and Sales of Assets

          15.10.1 No Obligor will consolidate with or merge into any other Person, provided that if both immediately before and after giving effect thereto no Default shall have occurred and be continuing, then:

                    (a) the Guarantor may merge or consolidate with any other Person so long as the surviving entity is the Guarantor or a Wholly-Owned Consolidated Subsidiary of the Account Party and, if the Guarantor is not the surviving entity, such surviving entity shall have assumed the obligations of the Guarantor hereunder pursuant to an instrument in form and substance reasonably satisfactory to the Majority Banks and shall have delivered such opinions of counsel with respect thereto as the Agent may reasonably request; and

                    (b) the Account Party may merge with another Person so long as the Account Party is the surviving entity.

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

          15.10.2 No Obligor will sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (excluding sales of investment securities in the ordinary course of business).

15.11     No Amendments

          The Account Party shall not amend or waive, or utilise or rely on any waiver of, any provision of any Security Document that may be entered into without the written consent of the Agent, the Security Trustee and the Majority Banks.

15.12     Maintenance of Legal Validity

          Each Obligor shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Finance Documents to which it is a party.

15.13     Claims Pari Passu

          Each Obligor shall ensure that at all times the claims of the Finance Parties against it under this Agreement ranks at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those claims which are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application or are mandatorily preferred by law applying to insurance companies generally.

16.       EVENTS OF DEFAULT

          Each of Clause 16.1 (Failure to Pay) to Clause 16.17 (Custodian's Undertaking) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

16.1      Failure to Pay

          The Account Party shall fail to reimburse any drawing under any Letter of Credit when required hereunder or shall fail to pay within five Business Days of the due date thereof any interest or fees or other amounts payable hereunder or under any other Finance Document or the Guarantor shall fail to pay when due any such reimbursement obligations, interest, fees or other amounts payable hereunder provided that, for the purposes of this Clause 16.1, no such payment default by the Account Party shall be continuing if the Guarantor pays the amount thereof at the time and otherwise in the manner provided in Clause 29 (Guarantee and Indemnity).

16.2      Specific Covenants

          The Account Party shall fail to observe or perform any covenant (a) contained in Clauses 15.7 (Adjusted Consolidated Debt to Total Capitalisation Ratio) to Clause 15.10 (Consolidations, Mergers and Sale of Assets) inclusive or (b) contained in Clause 17.1 (Letter of Credit Commission).

16.3      Other Obligations

          Any Obligor shall fail to observe or perform any covenant or agreement contained in this Agreement or in any other Finance Document (other than those covered by Clause 16.1 (Failure to Pay) or Clause 16.2 (Specific Covenants)) and such failure, if, in the

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

          reasonable opinion of the Majority Banks, it is capable of remedy, is not remedied within 30 days after notice thereof has been given to the Account Party by the Agent at the request of any Bank.

16.4      Misrepresentation

          Any representation, warranty, certification or statement made by any Obligor in this Agreement or in any other Finance Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Finance Document shall prove to have been incorrect in any material respect when made (or deemed made).

16.5      Cross-default

          The Account Party or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period.

16.6      Cross-Acceleration

          Any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof.

16.7      Winding-up of the Account Party or the Guarantor

          16.7.1 A resolution or other similar action is passed authorising the voluntary winding up of the Account Party or any other similar action with respect to the Account Party or a petition is filed for the winding up of the Account Party or the taking of any other similar action with respect to the Account Party in the Grand Court of the Cayman Islands (except in the case of any frivolous or vexatious steps or proceedings started by any Person who is not a member of the Group where such steps or proceedings are dismissed within 30 days); or

          16.7.2 any corporate action is taken authorising the winding up, the liquidation, any arrangement or the taking of any other similar action of or with respect to the Guarantor or authorising any corporate action to be taken to facilitate any such winding up, liquidation, arrangement or other similar action or any petition shall be filed seeking the winding up, the liquidation, any arrangement or the taking of any other similar action of or with respect to the Guarantor by the Registrar of Companies in Bermuda, one or more holders of insurance policies or reinsurance certificates issued by the Guarantor or by any other Person or Persons or any petition shall be presented for the winding up of the Guarantor to a court of Bermuda as provided under the Bermuda Companies Law and in either such case such petition shall remain undismissed and unstayed for a period of 60 days or any creditors' or members' voluntary winding up of the Guarantor as provided under the Bermuda Companies Law shall be commenced or any receiver shall be appointed by a creditor of the Guarantor or by a court of Bermuda on the application of a creditor of the Guarantor as provided under any instrument giving rights for the appointment of a receiver.

16.8      Execution or Distress

          A proceeding shall be commenced by any Person seeking execution or distress over or possession of the assets of either Obligor or any substantial part thereof or any similar

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          remedy and such proceedings shall remain undismissed and unstayed for a period of 60 days.

16.9      Insolvency and Rescheduling

          An Obligor or Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganisation or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorise any of the foregoing; or an involuntary case or other proceeding shall be commenced against an Obligor or Material Subsidiary seeking liquidation, reorganisation or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against an Obligor or Material Subsidiary under the United States federal bankruptcy laws as now or hereafter in effect.

16.10     Analogous Proceedings

          There occurs, in relation to an Obligor or Material Subsidiary in any country or territory in which any of them carries on business or in any jurisdiction where any part of their assets is subject, any event which corresponds in that country or territory with any of those mentioned in Clause 16.7 (Winding-up of the Account Party or the Guarantor) to Clause 16.9 (Insolvency and Rescheduling) above.

16.11     Failure to comply with Judgment

          A final judgment or order for the payment of money in excess of US$100,000,000 shall be rendered against an Obligor or Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days.

16.12     Ownership of the Account Party and the Guarantor

          16.12.1 Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 of the United States of America, as amended), directly or indirectly, of Voting Interests of the Account Party (or other securities convertible into such Voting Interests) representing 30 per cent. or more of the combined voting power of all Voting Interests of the Account Party; or

          16.12.2 during any period of 12 consecutive calendar months, individuals who were directors of the Account Party on the first day of such period shall cease to constitute a majority of the board of directors of the Account Party; or

          16.12.3 any Person or two or more Persons acting in concert shall have acquired, by contract or otherwise, or shall have entered into a contract or arrangement that

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

                    results in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Account Party; or

          16.12.4 the Guarantor ceases to be a Wholly-Owned Consolidated Subsidiary of the Account Party.

16.13     Illegality
          At any time it is or becomes unlawful for either Obligor to perform or comply with any or all of its obligations hereunder or under any of the Finance Documents or any court or arbitrator or any governmental body, agency or official which has jurisdiction in the matter shall decide, rule or order that any provision of any of the Finance Documents is invalid or unenforceable in any material respect, or either Obligor shall so assert in writing.

16.14     Revocation of Registration
          The registration of the Guarantor as an insurer shall be revoked, suspended or otherwise have restrictions or conditions placed upon it unless, in the case of the placing of any such restrictions or conditions, such restrictions or conditions could not have a material adverse effect on the interests of the Finance Parties under the Finance Documents.

16.15     Security
          If the Obligors are required to grant security pursuant to sub-clause
          17.1.2 of Clause 17.1 (Letter of Credit Commission) and they fail to deliver Security at the times, in the amounts or as otherwise specified in the Finance Documents or the Lien created pursuant thereto on the Security shall at any time or for any reason cease to be a valid, enforceable and first priority Lien on any of the Security or either Obligor shall fail to observe or perform any covenant relating to the delivery of the Security and the perfection of the first priority charge and security interest created therein contained in any other Finance Document, provided that if the market value of the Charged Portfolio falls below the Required Value or the Charged Portfolio fails to satisfy the Security Trustee's Requirements (as defined in the Charge Agreement), such circumstances shall not constitute an Event of Default if the market value of the Charged Portfolio is restored to the Required Value and/or, as the case may be, the Security Trustee's Requirements are satisfied in each case within five Business Days of notification by the Security Trustee on behalf of the Banks of the breach of clause 4 of the Charge Agreement or, if earlier, within five Business Days of either Obligor becoming aware of such breach.

16.16     Finance Documents
          Any provision of any Finance Document is repudiated, terminated, amended or waived by any party thereto without the written consent of the Agent, the Security Trustee and the Majority Banks.

16.17     Custodian's Undertaking
          In the event that the Obligors are required to grant Security pursuant to sub-clause 17.1.2 of Clause 17.1 (Letter of Credit Commission), the Custodian fails to observe or perform any material provision of the Custodian's Undertaking and such failure, if in the reasonable opinion of the Majority Banks it is capable of remedy, is not remedied within 30 days after notice thereof has been given to the Custodian by the Account Party or by the Agent at the request of any Bank.

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16.18     Acceleration and Cancellation
          Upon the occurrence of an Event of Default at any time thereafter while that Event of Default is continuing, the Agent may (and, if so instructed by the Majority Banks shall) by notice to the Account
          Party:

          16.18.1 require the Account Party to procure that the liabilities of each of the Banks under each Letter of Credit are promptly reduced to zero and/or provide Cash Collateral for each Letter of Credit in an amount specified by the Agent (whereupon the Account Party shall do so); and/or

          16.18.2 declare that any unutilised portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of each Bank shall be reduced to zero; and

          16.18.3 (in the event that the Obligors have granted Security pursuant to sub-clause 17.1.2 of Clause 17.1 (Letter of Credit Commission), direct the Security Trustee to exercise all rights and remedies of a mortgagee or a secured party at such time including, without limitation, the right to take possession of any or all of the assets subject to the Security Documents and the books and records relating thereto, with or without judicial process. For the purposes of the preceding sentence, the Security Trustee may enter upon any or all of the premises where any of the assets subject to the Security Documents, such other security or books or records may be situated and take possession and remove the same therefrom.

17.       COMMISSION AND FEES

17.1      Letter of Credit Commission
          17.1.1 The Account Party shall, in respect of each Letter of Credit requested by it, pay to the Agent for the account of each Bank (for distribution in proportion to each Bank's L/C Proportion of such Letter of Credit) a letter of credit commission in sterling at the L/C Commission Rate on the maximum actual and contingent liabilities of the Banks under the relevant Letter of Credit. Such Letter of Credit Commission shall be paid quarterly in arrear in respect of each successive period of three months (or such shorter period as shall end on the relevant Expiry Date) which begins during the Term of the relevant Letter of Credit, commencing from the Effective Date of such Letter of Credit, and payable on the first day of each such period thereafter.

          17.1.2    If the Pricing Level reaches Level V (each as defined in
                    Schedule 9 (Pricing Schedule)), the Required Value (for the avoidance of doubt, the Obligors will not each be required to grant Security to the Required Value) shall (subject to
                    Section 25.21.3) be increased to an amount equal to the aggregate amount of the Letters of Credit issued hereunder, and each Obligor shall promptly (and in any event within five Business Days) perform its obligations under clause 4 of the Charge Agreement. Upon the Security Trustee being satisfied that each Obligor has performed its obligations under clause 4 of the Charge Agreement, and having received legal opinions in form and substance satisfactory to the Security Trustee (acting reasonably) opining that the Charge Agreement creates

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

                    in favour of the Security Trustee on behalf of the Banks a valid and enforceable first priority Lien on all of the Security (subject to such qualifications and assumptions as are customarily made by leading firms of solicitors in giving legal opinions of that nature), the L/C Commission Rate shall become 0.15 per cent. and the Security Trustee shall notify all parties hereto accordingly.

          17.1.3 Any change to the L/C Commission Rate shall take effect on the day on which the event giving rise to such change occurs (whether pursuant to Schedule 9 (Pricing Schedule) or pursuant to Clause 17.1.2).

          17.1.4 Any unpaid Letter of Credit Commission payable in respect of each Original Letter of Credit shall be paid in full by the Account Party by no later than the Effective Date.

17.2      Arrangement Fees
          The Account Party shall pay to the Lead Arranger the fees specified in the letter dated 11 September 2001 from the Lead Arranger to the Account Party at the times, and in the amounts, specified in such letter.

17.3      Agency Fee
          The Account Party shall pay to the Agent for its own account the agency fees specified in the letter dated 11 September 2001 from the Lead Arranger to the Account Party at the times, and in the amounts, specified in such letter.

17.4      Participation Fees
          The Account Party shall pay to the Lead Arranger the participation fees specified in the letter dated 11 September 2001 from the Lead Arranger to the Account Party at the times, and in the amounts, specified in such letter. These fees shall be distributed by the Lead Arranger among certain of the Banks in accordance with the arrangements agreed by the Lead Arranger with such Banks prior to the date of this Agreement.

18.       COSTS AND EXPENSES

18.1      Transaction Expenses
          The Account Party shall, from time to time within thirty days of demand of the Agent, reimburse the Agent and the Arrangers for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by them in connection with the negotiation, preparation and execution of the Finance Documents, any other document referred to in the Finance Documents and the completion of the transactions therein contemplated.

18.2      Preservation and Enforcement of Rights
          18.2.1 The Account Party shall, from time to time on demand of the Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) properly incurred on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under the Finance Documents and any document referred to in the Finance Documents (including, without limitation, any costs and expenses relating to any investigation as to whether or not an Event of Default

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

                    might have occurred or is likely to occur or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving a Default).

          18.2.2 In the event that the Obligors have granted Security pursuant to sub-clause 17.1.2 of Clause 17.1 (Letter of Credit Commission) and if, by reason of a subsequent breach of clause 4 of the Charge Agreement by either Obligor, any Bank incurs a capital cost or is unable to continue to obtain the rate of return obtained by it hereunder at the date the Security is granted or at the date it becomes party hereto as a Bank, the Obligors shall on demand of the Agent, promptly pay to the Agent for the account of the Bank amounts sufficient to indemnify that Bank from and against such cost or loss in return.

18.3      Stamp Taxes
          The Account Party shall pay all stamp, registration and other taxes to which the Finance Documents, any other document referred to in the Finance Documents or any judgment given in connection therewith is or at any time may be subject and to which it is a party and shall, from time to time on demand of the Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

18.4      Amendment Costs
          If an Obligor requests any amendment, waiver or consent to any Finance Document then the Account Party shall, within thirty days of demand by the Agent, reimburse the Finance Parties for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by such persons in responding to or complying with such request.

18.5      Banks' Liabilities for Costs
          If the Account Party fails to perform any of its obligations under this Clause 18 each Bank shall, in its Proportion, indemnify each of the Agent and the Arrangers against any loss incurred by any of them as a result of such failure.

19.       DEFAULT INTEREST AND BREAK COSTS

19.1      Default Interest
          If any sum due and payable by an Obligor hereunder is not paid on the due date therefor in accordance with Clause 22 (Payments) or if any sum due and payable by an Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 19) be selected by the Agent.

19.2      Default Interest Rate
          An Unpaid Sum shall bear interest during each Term in respect thereof at the rate per annum which is the sum from time to time of two per cent. and LIBOR on the Quotation Date therefor.

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19.3      Payment of Default Interest
          Any interest which shall have accrued under Clause 19.1 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the relevant Obligor, together with any Mandatory Liquid Asset Costs Rate in respect thereof on the last day of each Term in respect thereof or on such other dates as the Agent may specify by notice to the relevant Obligor.

19.4      Break Costs
          If any Bank or the Agent on its behalf receives or recovers all or any part of an Unpaid Sum otherwise than on the last day of a Term relating thereto, the Account Party shall pay to the Agent on demand for the account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Term exceeds (b) the amount of interest which in the opinion of the Agent (acting reasonably) would have been payable to the Agent on the last day of that Term in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the first Business Day following the date of such receipt or recovery and ending on the last day of that Term.

20.       INDEMNITIES

20.1      Company's Indemnity
          The Account Party undertakes to indemnify:

          20.1.1 each Finance Party against any reasonable cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, whether or not reasonably foreseeable, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by an Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

          20.1.2 the Agent against any reasonable cost or loss it may suffer or incur as a result of its entering into, or performing, any foreign exchange contract for the purposes of Clause 22 (Payments);

          20.1.3 each Bank against any reasonable cost or loss it may suffer under Clause 18.5 (Banks' Liabilities for Costs) or Clause
                    25.5 (Indemnification); and

          20.1.4 each Bank against any reasonable cost or loss it may suffer or incur as a result of its issuing or making arrangements to issue a Letter of Credit requested by the Account Party hereunder but not issued by reason of the operation of any one or more of the provisions hereof.

20.2      Currency Indemnity
          If any sum (a "Sum") due from an Obligor under the Finance Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "First Currency") in which such Sum is payable into another currency (the "Second Currency") for the purpose of:

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          20.2.1    making or filing a claim or proof against such Obligor;

          20.2.2 obtaining an order or judgment in any court or other tribunal; or

          20.2.3 enforcing any order or judgment given or made in relation thereto,

          the Account Party shall indemnify each person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and
          (b) the rate or rates of exchange available to such person at its prevailing spot rate at the time of receipt of such Sum.

21.       CURRENCY OF ACCOUNT AND PAYMENT

21.1      Currency of Account
          Sterling is the currency of account and payment for each and every sum at any time due from an Obligor hereunder, provided that:

          21.1.1 each sum falling due by an Obligor hereunder in relation to any demand made under a Letter of Credit or in relation to any reimbursement of the Banks pursuant to a demand made under a Letter of Credit shall be made in the currency of the demand;

          21.1.2 each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

          21.1.3 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

          21.1.4 each payment pursuant to Clause 9.2 (Tax Indemnity) or Clause 11.1 (Increased Costs) shall be made in the currency specified by the party claiming thereunder; and

          21.1.5 any amount expressed to be payable in a currency other than sterling shall be paid in that other currency.

22.       PAYMENTS

22.1      Payments to the Agent
          On each date on which this Agreement requires an amount to be paid by an Obligor, such Obligor shall make the same available to the Agent for value on the due date at such time and in such funds and to such account with such bank as the Agent shall specify from time to time upon reasonable advance notice to such Obligor.

22.2      Payments by the Agent
          Save as otherwise provided herein, each payment received by the Agent pursuant to Clause 22.1 (Payments to the Agent) shall be made available by the Agent to the person entitled to receive such payment in accordance with this Agreement (in the case of a Bank, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment as such person shall have previously notified to the Agent.

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22.3      No Set-off
          All payments required to be made by an Obligor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

22.4      Clawback
          Where a sum is to be paid hereunder to the Agent for the account of another person, the Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

22.5      Partial Payments
          If and whenever a payment is made by an Obligor hereunder and the Agent receives an amount less than the due amount of such payment the Agent may apply the amount received towards the obligations of the Obligors under this Agreement in the following order:

          22.5.1 first, in or towards payment of any unpaid costs and expenses of each of the Agent and the Arrangers;

          22.5.2 second, in or towards payment pro rata of any accrued interest, Letter of Credit Commission or fees payable to any Bank hereunder due but unpaid;

          22.5.3 third, in or towards payment pro rata of any Outstandings due but unpaid; and

          22.5.4 fourth, in or towards payment pro rata of any other sum due but unpaid.

22.6      Variation of Partial Payments
          The order of partial payments set out in Clause 22.5 (Partial Payments) shall override any appropriation made by the Obligors to which the partial payment relates but the order set out in sub-clauses 22.5.2, 22.5.3 and 22.5.4 of Clause 22.5 (Partial Payments) may be varied if agreed by all the Banks.

22.7      Appropriations of proceeds of enforcement of Security
          If the Agent recovers any moneys from the enforcement of any Finance Document in its capacity as Agent or Security Trustee thereunder, it shall apply the money recovered in the following order:

          22.7.1 first, in payment of all costs, charges, expenses and liabilities (and all interest thereon as provided in the Finance Documents) incurred by or on behalf of the Agent and the Security Trustee and any receiver, attorney or agent in connection with the due performance of its duties and exercise of its powers and discretions under the Finance Documents and the remuneration of the Agent, the Security Trustee and every receiver under the Finance Documents;

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          22.7.2    secondly, in or towards payment pro rata of any due but
                    unpaid costs and expenses of the Agent, the Arrangers and the Banks under the Finance Documents;

          22.7.3 thirdly, in or towards payment pro rata of any accrued interest, Letter of Credit Commission or fees due but unpaid under this Agreement;

          22.7.4 fourthly, in or towards payment pro rata of any Outstandings due but unpaid under this Agreement;

          22.7.5 fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents; and

          22.7.6 sixthly, in payment of the surplus (if any) to the Account Party or any other person entitled thereto.

          The order of application of money recovered in this Clause may only be varied with the consent of all the Banks.

23.       SET-OFF

23.1      Contractual Set-off
          Each Obligor authorises each Bank at any time after an Event of Default has occurred which is continuing to apply any credit balance to which such Obligor is entitled on any account of such Obligor with such Bank in satisfaction of any sum due and payable from such Obligor to such Bank hereunder (whether by way of collateralisation or otherwise) but unpaid. For this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

23.2      Set-off not Mandatory
          No Bank shall be obliged to exercise any right given to it by Clause
          23.1 (Contractual Set-off).

24.       SHARING

24.1      Payments to Banks
          If a Bank (a "Recovering Bank") applies any receipt or recovery from an Obligor to a payment due under this Agreement and such amount is received or recovered other than in accordance with Clause 22 (Payments), then such Recovering Bank shall:

          24.1.1    notify the Agent of such receipt or recovery;

          24.1.2 at the request of the Agent, promptly pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 22.5 (Partial Payments).

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

24.2      Redistribution of Payments
          The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Bank) in accordance with Clause 22.5 (Partial Payments).

24.3      Recovering Bank's Rights
          The Recovering Bank will be subrogated to the rights of the parties which have shared in a redistribution pursuant to Clause 24.2 (Redistribution of Payments) in respect of the Sharing Payment (and the relevant Obligor shall be liable to the Recovering Bank in an amount equal to the Sharing Payment) in place of any corresponding liability to the parties which have shared in the redistribution.

24.4      Repayable Recoveries
          If any part of the Sharing Payment received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

          24.4.1 each party which has received a share of such Sharing Payment pursuant to Clause 24.2 (Redistribution of Payments) shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such Sharing Payment; and

          24.4.2 such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed.

24.5      Exception
          This Clause 24 shall not apply if the Recovering Bank would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant Obligor.

24.6      Recoveries Through Legal Proceedings
          If any Bank intends to commence any action in any court it shall give prior notice to the Agent and the other Banks. If any Bank shall commence any action in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court.

25.       THE AGENT, THE ARRANGERS AND THE BANKS

25.1      Appointment of the Agent
          The Arrangers and each of the Banks hereby appoints the Agent to act as its agent in connection herewith and authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

25.2      Agent's Discretions
          The Agent may:

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

          25.2.1 assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that (a) any representation made or deemed to be made by an Obligor in connection with the Finance Documents is true, (b) no Event of Default or Potential Event of Default has occurred, (c) no Obligor is in breach of or default under its obligations under the Finance Documents and (d) any right, power, authority or discretion vested therein upon the Majority Banks, the Banks or any other person or group of persons has not been exercised;

          25.2.2 assume that the Facility Office of each Bank is that notified to it by such Bank in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

          25.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

          25.2.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

          25.2.5 rely upon any communication or document believed by it to be genuine;

          25.2.6 refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by the Majority Banks as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

          25.2.7 refrain from acting in accordance with any instructions of the Majority Banks to begin any legal action or proceeding arising out of or in connection with the Finance Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions; and

          25.2.8 assume (unless it has specific notice to the contrary) that any notice or request made by the Account Party is made on behalf of both Obligors.

25.3      Agent's Obligations
          The Agent shall:

          25.3.1 promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from an Obligor under the Finance Documents and shall promptly deliver to each Bank a copy of each Letter of Credit delivered to Lloyd's pursuant to Clause 3.3 (Completion of Letters of Credit);

         25.3.2 promptly notify each Bank of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under the Finance Documents of which the Agent has notice from any other party hereto;

         25.3.3 save as otherwise provided herein, act as agent under the Finance Documents in accordance with any instructions given to it by an Majority Banks, which instructions shall be binding on the Arrangers and the Banks; and

         25.3.4 if so instructed by the Majority Banks, refrain from exercising any right, power or discretion vested in it as agent under the Finance Documents.

         The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

25.4     Excluded Obligations

         Notwithstanding anything to the contrary expressed or implied herein, neither the Agent nor the Arrangers shall:

         25.4.1 be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with the Finance Documents is true, (b) the occurrence or otherwise of any Default, (c) the performance by an Obligor of its obligations under the Finance Documents or (d) any breach of or default by an Obligor of or under its obligations under the Finance Documents;

         25.4.2 be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

         25.4.3 be bound to disclose to any other person any information relating to any member of the Group if (a) such person, on providing such information, expressly stated to the Agent or, as the case may be, the Arrangers, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person;

         25.4.4 be under any obligations other than those for which express provision is made herein; or

         25.4.5  be or be deemed to be a fiduciary for any other party hereto.

25.5     Indemnification

         Each Bank shall, in its Proportion, from time to time on demand by the Agent, indemnify the Agent against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent hereunder (other than any which have been reimbursed by the Account Party pursuant to Clause 20.1 Company's Indemnity).

25.6     Exclusion of Liabilities

         Except in the case of gross negligence or wilful default, neither the Agent nor the Arrangers accepts any responsibility:

         25.6.1 for the adequacy, accuracy and/or completeness of any information supplied by the Agent or the Arrangers, by an Obligor or by any other person in connection with the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

         25.6.2 for the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; or

         25.6.3 for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.

         Accordingly, neither the Agent nor the Arrangers shall be under any liability (whether in negligence or otherwise) in respect of such matters, save in the case of gross negligence or wilful misconduct.

25.7     No Actions

         Each of the Banks agree that it will not assert or seek to assert against any director, officer or employee of the Agent or the Arrangers any claim it might have against any of them in respect of the matters referred to in Clause 25.6 (Exclusion of Liabilities).

25.8     Business with the Group

         The Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.9     Resignation

         The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior notice to that effect to each of the other parties hereto, provided that no such resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 25.

25.10    Removal of Agent

         The Majority Banks may remove the Agent from its role as agent hereunder after consultation with the Account Party by giving notice to that effect to each of the other parties hereto. Such removal shall take effect only when a successor to the Agent is appointed in accordance with the terms hereof.

25.11    Successor Agent

         If the Agent gives notice of its resignation pursuant to Clause 25.9 (Resignation) or it is removed pursuant to Clause 25.10 (Removal of Agent) then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by the Majority Banks (after consultation with the Account Party if the successor is a Bank or otherwise with the Account Party's prior written consent) during the period of such notice (with the co-operation of the Agent), subject to such entity executing and delivering a confidentiality undertaking substantially in the form set out in Schedule 8

         (Form of Confidentiality Undertaking) but, if no such successor is so appointed, the Agent may appoint such a successor itself.

25.12    Rights and Obligations

         If a successor to the Agent is appointed under the provisions of Clause 25.11 (Successor Agent), then (a) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 25 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

25.13    Own Responsibility

         It is understood and agreed by each Bank that at all times it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with this Agreement including, but not limited to:

         25.13.1 the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

         25.13.2 the legality, validity, effectiveness, adequacy and enforceability of the Finance Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

         25.13.3 whether such Bank has recourse, and the nature and extent of that recourse, against an Obligor or any other person or any of its assets under or in connection with the Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; and

         25.13.4 the adequacy, accuracy and/or completeness of any information provided by the Agent or the Arrangers, an Obligor or by any other person in connection with the Finance Documents, the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.

         Accordingly, each Bank acknowledges to the Agent and the Arrangers that it has not relied on and will not hereafter rely on the Agent and the Arrangers or either of them in respect of any of these matters.

25.14    Agency Division Separate

         In acting as agent hereunder for the Banks, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 25, any information received by some other division or department of the Agent may be treated as confidential and shall not be regarded as having been given to the Agent's agency division.

25.15   Declaration of Agent as Security Trustee

        The Agent hereby declares that it shall hold:

        25.15.1 all rights, titles and interests that may hereafter be mortgaged, charged, assigned or otherwise secured in favour of the Agent by or pursuant to the Finance Documents;

        25.15.2 the benefit of all representations, covenants, guarantees, indemnities and other contractual provisions given in favour of the Agent (other than any such benefits given to the Agent solely for its own benefit) by or pursuant to the Finance Documents (other than this Agreement); and

        25.15.3 all proceeds of the security referred to in sub-clause 25.15.1 above and of the enforcement of the benefits referred to in
                  25.15.2 above,

        on trust for itself and the other Finance Parties from time to time.

        Such declaration shall remain valid notwithstanding that the Agent may on the date hereof or at any other time be the sole Finance Party; for the avoidance of doubt, however, such declaration shall, in such case, be deemed repeated on each date on which the Agent ceases to be the sole Finance Party.

        Each of the parties hereto agrees that the obligations, rights and benefits vested or to be vested in the Agent as trustee as aforesaid by the Finance Documents or any document entered into pursuant thereto shall (as well before as after enforcement) be performed and (as the case may be) exercised by the Agent in accordance with the provisions of this Clause 25.

25.16   Powers and Discretions

        The Agent shall have all the powers and discretions conferred upon trustees by the Trustee Act 1925 (to the extent not inconsistent herewith) and by way of supplement it is expressly declared as follows:

        25.16.1 the Agent shall be at liberty to place any of the Finance Documents and any other instruments, documents or deeds delivered to it pursuant thereto or in connection therewith for the time being in its possession in any safe deposit, safe or receptacle selected by the Agent or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute;

        25.16.2 the Agent may, whenever it thinks fit, delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons all or any of the rights, trusts, powers, authorities and discretions vested in it by any of the Finance Documents and such delegation may be made upon such terms and subject to such conditions (including the power to sub-delegate) and subject to such regulations as the Agent may think fit and the Agent shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of, any such delegate (or sub-delegate);

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

         25.16.3 notwithstanding anything else herein contained, the Agent may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;

         25.16.4 save in the case of gross negligence or wilful misconduct, the Agent and every attorney, agent, delegate, sub-delegate and any other person appointed by any of them under any of the Finance Documents may indemnify itself or himself out of the security held by the Agent against all liabilities, costs, fees, charges, losses and expenses incurred by any of them in relation to or arising out of the taking or holding of any of the security constituted by, or any of the benefits provided by, any of the Finance Documents, in the exercise or purported exercise of the rights, trusts, powers and discretions vested in any of them or in respect of any other matter or thing done or omitted to be done in any way relating to any of the Finance Documents or pursuant to any law or regulation; and

         25.16.5 without prejudice to the provisions of any of the Finance Documents, the Agent shall not be under any obligation to insure any property or to require any other person to maintain any such insurance and shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy or insufficiency of any such insurance.

25.17    Liability

         The Agent shall not be liable for any failure:

         25.17.1 to require the deposit with it of any deed or document certifying, representing or constituting the title of the Account Party to any of the property mortgaged, charged, assigned or otherwise encumbered by or pursuant to any of the Finance Documents;

         25.17.2 to obtain any licence, consent or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any of the Finance Documents;

         25.17.3 to register or notify any deed or document mentioned at sub-clause 25.17.1 in accordance with the provisions of any of the documents of title of the Account Party;

         25.17.4 to effect or procure registration of or otherwise protect any of the security created by any of the Finance Documents by registering the same under any applicable registration laws in any territory or otherwise by registering any notice, caution or other entry prescribed by or pursuant to the provisions of the said Act or laws;

         25.17.5 to take or to require the Account Party to take any steps to render the security without limitation, any floating charge) created or purported to be created by or pursuant to any of the Finance Documents effective or to secure the creation of any ancillary charge under the laws of any jurisdiction; or

          25.17.6 to require any further assurances in relation to any of the Finance Documents.

25.18     Title to Security etc.

          The Agent may accept without enquiry, requisition or objection such right and title as the Account Party may have to the property belonging (or purportedly belonging) to it (or any part thereof) which is the subject matter of any of the Finance Documents and shall not be bound or concerned to investigate or make any enquiry into the right or title of the Account Party to such property (or any part thereof) or, without prejudice to the foregoing, to require the Account Party to remedy any defect in the Account Party's right or title as aforesaid.

25.19     New Security Trustee

          The Agent may at any time appoint any person (whether or not a trust corporation) to act either as a separate trustee or as a co-trustee jointly with the Agent:

          25.19.1 if the Agent considers such appointment to be in the interests of the Banks; or

          25.19.2 for the purposes of conforming to any legal requirements, restrictions or conditions which the Agent deems relevant for the purposes of the Finance Documents and the Agent shall give prior notice to the Account Party and the Banks of any such appointment.

          Any person so appointed shall (subject to the provisions of the Finance Documents) have such powers, authorities and discretions and such duties and obligations as shall be conferred or imposed or such person by the instrument of appointment and shall have the same benefits under this Clause 25 as the Agent.

          The Agent shall have power in like manner to remove any person so appointed.

          Such reasonable remuneration as the Agent may pay to any person so appointed, and any costs, charges and expenses incurred by such person in performing its functions pursuant to such appointment, shall for the purposes hereof be treated as costs, charges and expenses incurred by the Agent under the Finance Documents.

25.20     Perpetuity Period

          The perpetuity period under the rule against perpetuities if applicable to the trusts constituted in this Clause 25 and the other Finance Documents shall be the period of eighty years from the date of this Agreement and, subject thereto, if the Agent determines that all of the obligations of the Account Party under any of the Finance Documents have been fully and unconditionally discharged, such trusts shall be wound up.

25.21     Security

          25.21.1 In the event that the Required Value is greater than US$100 pursuant to sub-clause 17.1.2 of Clause 17.1 (Letter of Credit Commission), as soon as reasonably practicable after each delivery to the Security Trustee of the statement(s) of the Charged Portfolio by the Custodian pursuant to paragraph 3

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

                    of the Custodian's Undertaking and in any event within seven Business Days of such delivery, the Security Trustee and the Obligors shall adjust the Required Value to the extent necessary to ensure that the Required Value of the Charged Portfolio is an amount equal to the aggregate of:

                    A + (A x Y per cent.) + B + (B x Y per cent.) +C + (C x Y per cent.)

                    where:

                    A represents the amount of the Charged Portfolio denominated in sterling

                    B represents the amount of the Charged Portfolio denominated in dollars (converted into sterling at the Spot Rate)

                    C represents the amount of the Charged Portfolio denominated in any currency other than sterling or dollars (converted into sterling at the Spot Rate)

                    Y per cent. means:

                    (a) 10 per cent. in respect of any portion of the Charged Portfolio denominated in sterling;

                    (b) 10 per cent. in respect of any portion of the Charged Portfolio denominated in dollars; and

                    (c) 15 per cent. in respect of any portion of the Charged Portfolio denominated in any currency other than dollars or sterling and shall notify the Custodian of any such adjustments.

          25.21.2 The Security Trustee shall not amend the Security Trustee's Requirements without the consent of the Banks.

          25.21.3 In the event that the Pricing Level reverts from Level V to level IV or above (each as defined in Schedule 9 (Pricing Schedule), the Required Value will revert to US$100. For the avoidance of doubt, if, following any such reduction in the Required Value, the Pricing Level again reaches Level V, the Required Value shall be increased to the extent required pursuant to sub-clause 17.1.2 of Clause 17.1 (Letter of Credit Commission).

25.22     Bank Representations

          Each Bank represents to the Agent on the date of issue of each Letter of Credit that:

          25.22.1 the execution and delivery of each Letter of Credit by the Agent on the Bank's behalf has been duly authorised by all necessary action on the part of the Bank; and

          25.22.2 the obligations of the Bank under each Letter of Credit constitute its legal, valid and binding obligations.

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

25.23     Letters of Credit

          Each Bank shall in its Proportion, indemnify the Agent against any and all liabilities, costs and expenses which the Agent may incur (in its capacity as Agent) as a result of the execution and delivery of any Letter of Credit and any documents executed and delivered by the Agent in connection therewith.

26.       ASSIGNMENTS AND TRANSFERS

26.1      Binding Agreement

          The Finance Documents shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and Transferees.

26.2      No Assignments and Transfers by the Obligors

          No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations under the Finance Documents without the prior written consent of all the Banks.

26.3      Assignments and Transfers by Banks

          Subject to obtaining the prior written consent of the Account Party (such consent not to be unreasonably withheld or delayed), any Bank may, at any time, assign all or any of its rights and benefits under the Finance Documents or transfer in accordance with Clause 26.5 (Transfers by Banks) all or any of its rights, benefits and obligations under the Finance Documents to a bank or financial institution, provided that:

          26.3.1 no such assignment or transfer of the whole or any part of the Commitment may be made unless it is to an Approved Credit Institution; and

          26.3.2 the Account Party's consent is not required if such assignment or transfer is:

                    (a) to any subsidiary or holding company, or to any subsidiary of any holding company, of such Bank; or

                    (b)   to any other Bank.

26.4      Assignments by Banks

          If any Bank assigns all or any of its rights and benefits under the Finance Documents in accordance with Clause 26.3 (Assignments and Transfers by Banks), then, unless and until the assignee has delivered a notice to the Agent confirming in favour of the Agent, the Arrangers and the Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Agent, the Arrangers, and the Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

26.5      Transfers by Banks

          If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents as contemplated in Clause 26.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to the Agent of a duly completed Transfer Certificate executed by such Bank and the relevant Transferee in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

          26.5.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer by novation its rights, benefits and obligations under the Finance Documents, each of the Obligors and such Bank shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 26.5 as "discharged rights and obligations");

          26.5.2 each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Bank;

          26.5.3 the Agent, the Arrangers, the Security Trustee, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agent, the Arrangers and the relevant Bank shall each be released from further obligations to each other under the Finance Documents; and

          26.5.4    such Transferee shall become a party hereto as a "Bank".

26.6      Replacement of Letter of Credit

          On any transfer pursuant to Clause 26.5 (Transfers by Banks) other than such a transfer upon the designation of a Substitute Bank in accordance with the provisions of sub-clause 4.6.1 of Clause 4.6 (Substitute Bank) the Bank transferring all or any of its rights, benefits and/or obligations under the Finance Documents shall ensure that the Account Party will procure the release by Lloyd's of each Letter of Credit (an "Old Letter of Credit") with respect to which the transfer is to have effect and its replacement by a new Letter of Credit to be issued by the Transferee and all the other Banks in an amount equal to that of the Old Letter of Credit and having an Expiry Date which corresponds with the Expiry Date thereof.

26.7      Transfer Fees

          On the date upon which a transfer takes effect pursuant to Clause 26.5 (Transfers by Banks) the relevant Transferee shall pay to the Agent for its own account a fee of (Pounds)1,000.

26.8      Disclosure of Information

          Any Bank may disclose to any person:

          26.8.1 to (or through) whom such Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations under the Finance Documents;

          26.8.2 with (or through) whom such Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

          26.8.3 to whom information may be required to be disclosed by any applicable law,

such information about any Obligor or the Group and the Finance Documents as such Bank shall consider appropriate and in the case of sub-clause 26.8.1 and 26.8.2, subject to requiring and receiving a confidentiality undertaking substantially in the form set out in Schedule 8 (Form of Confidentiality Agreement).

26.9      Partial Transfers/Assignments

          Any assignment or transfer by a Bank of part of its Commitment or Outstandings shall be in a minimum amount of (Pounds)10,000,000.

27.       ECONOMIC AND MONETARY UNION

27.1      Alternative Currencies during Transition Period
          On and from the date on which the United Kingdom becomes a Participating Member State, if and to the extent that any EMU Legislation provides that an amount denominated either in the euro or in sterling and payable within that Participating Member State by crediting an account of the creditor can be paid by the debtor either in the euro unit or in sterling, the Borrower shall be entitled to pay or repay any such amount payable hereunder either in the euro unit or in sterling.

27.2      Business Days

          With effect on and from the date on which the United Kingdom becomes a Participating Member State, the definition of Business Day in Clause
          1.1 (Definitions) shall be amended by the addition thereto (at the end) of the following:

                    "and if such reference relates to a date for the payment or purchase of a sum denominated in the euro or in sterling, a day (other than a Saturday or Sunday) on which (a) such clearing or settlement system as is determined by the Agent to be suitable for clearing or settlement of the euro is open for business and (b) banks are generally open for business in London.".

27.3      Rounding and Other Consequential Changes

          With effect on and from the date on which the United Kingdom becomes a Participating Member State:

          27.3.1 without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation, each reference in this Agreement to a fixed amount or fixed amounts in a national currency unit to be paid to or by the Agent shall be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in the euro unit as the Agent may from time to time specify; and

          27.3.2 save as expressly provided in this Clause 27, the Finance Documents shall be subject to such changes of construction or interpretation as the Agent and the Security Trustee may from time to time specify to be necessary to reflect the changeover to the euro in the United Kingdom and to put the parties in the same position, so far as possible, that they would have been in if no change in currency had occurred.

28.       CALCULATIONS AND EVIDENCE of DEBT

28.1      Basis of Accrual
          Interest and Letter of Credit Commission shall accrue from day to day and shall be calculated on the basis of a year of 365 days (or in the case of any such amounts denominated in dollars, 360 days) and the actual number of days elapsed.

28.2      Proportionate Reductions
          Any collateralisation of Outstandings denominated in dollars shall reduce the amount of such Outstandings by the amount of dollars collateralised and shall reduce the Sterling Amount of such Outstandings proportionately.

28.3      Evidence of Debt
          Each Bank shall maintain in accordance with its usual practice accounts evidencing the face amount of its participations in Letters of Credit and the amounts from time to time owing to it hereunder.

28.4      Control Accounts
          The Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Unpaid Sum and the face amount of any Letter of Credit issued and each Bank's share therein,
          (b) the amount of all fees, interest and other sums due or to become due from an Obligor and each Bank's share therein and (c) the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

28.5      Prima Facie Evidence
          In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 28.3 (Evidence of Debt) and Clause 28.4 (Control Accounts) shall be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

28.6      Certificates of Banks
          A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 9.1 (Tax Gross-up), (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 9.2 (Tax Indemnity) or Clause 11.1 (Increased Costs) or (c) the amount of any credit, relief, remission or repayment as is mentioned in Clause 10.3 (Tax Credit Payment) or Clause 10.4 (Tax Credit Clawback) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

28.7      Agent's Certificates
          A certificate of the Agent as to the amount at any time due from the Account Party hereunder or the amount which, but for any of the obligations of the Account Party hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from the Account Party hereunder shall, in the absence of manifest error, be conclusive for the purposes of Clause 29 (Guarantee and Indemnity).

28.8      Letters of Credit
          A certificate of a Bank as to the amount paid out by such Bank in respect of any Letter of Credit shall, save for manifest error, be prima facie evidence of the payment of such amounts in any legal action or proceedings arising in connection therewith.

29.       GUARANTEE AND INDEMNITY

29.1      Guarantee and Indemnity
          The Guarantor irrevocably and unconditionally:

          29.1.1 guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of the Account Party contained in the Finance Documents and agrees to pay from time to time on demand any and every sum or sums of money which the Account Party is at any time liable to pay to any Finance Party under or pursuant to the Finance Documents and which has become due and payable but has not been paid at the time such demand is made; and

          29.1.2 agrees as a primary obligation to indemnify each Finance Party from time to time on demand from and against any loss incurred by any Finance Party as a result of any of the obligations of the Account Party under or pursuant to the Finance Documents being or becoming void, voidable, unenforceable or ineffective as against the Account Party for any reason whatsoever, whether or not known to any Finance Party or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from the Account Party.

29.2      Additional Security
          The obligations of the Guarantor herein contained shall be in addition to and independent of every other security which any Finance Party may at any time hold in respect of any of the Account Party's obligations under the Finance Documents.

29.3      Continuing Obligations
          The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Account Party under the Finance Documents and shall continue in full force and effect until final payment in full of all amounts owing by the Account Party under the Finance Documents and total satisfaction of all the Account Party's actual and contingent obligations under the Finance Documents.

29.4      Obligations not Discharged
          Neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon any Finance Party by the Finance Documents or by law shall be discharged, impaired or otherwise affected by:

          29.4.1 the winding-up, dissolution, administration or re-organisation of the Account Party or any other person or any change in its status, function, control or ownership;

          29.4.2 any of the obligations of the Account Party or any other person under the Finance Documents or under any other security taken in respect of any of its obligations under the Finance Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

          29.4.3 time or other indulgence being granted or agreed to be granted to the Account Party in respect of its obligations under the Finance Documents or under any such other security;

          29.4.4 any amendment to, or any variation, waiver or release of, any obligation of the Account Party under the Finance Documents or under any such other security;

          29.4.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of the Account Party's obligations under the Finance Documents;

          29.4.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Account Party's obligations under the Finance Documents; or

          29.4.7 any other act, event or omission which, but for this Clause 29.4, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor herein contained or any of the rights, powers or remedies conferred upon any of the Finance Parties by the Finance Documents or by law.

29.5      Settlement Conditional
          Any settlement or discharge between the Account Party and any of the Finance Parties shall be conditional upon no security or payment to any Finance Party by the Account Party or any other person on behalf of the Account Party being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Finance Party shall be entitled to recover the value or amount of such security or payment from the Account Party subsequently as if such settlement or discharge had not occurred.

29.6      Exercise of Rights
          No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of the Guarantor by the Finance Documents or by law to:

          29.6.1    make any demand of the Account Party;

          29.6.2 take any action or obtain judgment in any court against the Account Party;

          29.6.3 make or file any claim or proof in a winding-up or dissolution of the Account Party; or

          29.6.4 enforce or seek to enforce any other security taken in respect of any of the obligations of the Account Party under the Finance Documents.

29.7      Deferral of Guarantor's Rights
          The Guarantor agrees that, so long as any amounts are or may be owed by the Account Party under the Finance Documents or the Account Party is under any actual or contingent obligations under the Finance Documents, it shall not exercise any rights which it may at any time have by reason of performance by it of its obligations under the Finance Documents:

          29.7.1    to be indemnified by the Account Party; and/or

          29.7.2 to claim any contribution from any other guarantor of the Account Party's obligations under the Finance Documents; and/or

          29.7.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other security taken pursuant to, or in connection with, the Finance Documents by all or any of the Finance Parties.

29.8      Suspense Accounts
          All moneys received, recovered or realised by a Bank by virtue of Clause 29.1 (Guarantee and Indemnity) may, in that Bank's discretion, be credited to an interest bearing suspense or impersonal account and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by the Account Party to such Bank under the Finance Documents.

30.       REMEDIES AND WAIVERS, PARTIAL INVALIDITY

30.1      Remedies and Waivers
          No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

30.2      Partial Invalidity
          If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions thereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

31.       NOTICES

31.1      Communications in writing
          31.1.1 Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex or (to the extent that the relevant party hereto has specified such address pursuant to Clause 31.2 (Addresses)) by e-mail.

          31.1.2 The Agent may additionally (if the parties hereto agree and the Account Party has specifically approved in writing), in the case of any document to be forwarded by the Agent pursuant to this Agreement where such document has been supplied to such Agent pursuant to Clause 15.1 (Information), refer the relevant party or parties hereto (by fax, letter, telex or (if so specified) e-mail) to a web site considered by the Account Party as secure and confidential and to the location of the relevant information on such web site in discharge of such notification or delivery obligation.

31.2      Addresses
          The address, fax number, e-mail address, telex number and, where appropriate, web site (and the department or officer, if any, for whose attention the communication is to be made) of each party hereto for any communication or document to be made or delivered under or in connection with the Finance Documents is:

          31.2.1 in the case of an Obligor, that identified with its name below;

          31.2.2 in the case of each Bank, that notified in writing to the Agent on or prior to the date on which it becomes a party hereto; and

          31.2.3 in the case of the Agent, that identified with its name below,

          or any substitute address, fax number, e-mail address, telex number, web site, department or officer as the party hereto may notify to the Agent (or the Agent may notify to the other parties hereto, if a change is made by the Agent or a web site carrying relevant information has been set up by the Agent) by not less than five Business Days' notice.

31.3      Delivery
          31.3.1 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                    (a)  if by way of fax, when received in legible form; or

                    (b) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

                    (c) if by way of telex, when dispatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; or

                    (d) if by way of e-mail, when sent in legible form, but only if, following transmission, the sender does not receive a non-delivery message; or

                    (e) where reference in such communication is to a web site, when the delivery of the letter, fax, telex or, as the case may be, e-mail referring the addressee to such web site is effective, and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

          31.3.2 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the agent shall specify for this purpose).

          31.3.3 All notices from or to any Obligor shall be sent through the Agent.

31.4      Notification of address, fax number and telex number
          Promptly upon receipt of notification of an address, fax number, telex number or e-mail address or change of such pursuant to Clause 31.2 (Addresses) or changing its own address, fax number, telex number or e-mail address, the Agent shall notify the other parties hereto.

31.5      English language
          31.5.1 Any notice given under or in connection with any Finance Document must be in English.

          31.5.2 All other documents provided under or in connection with any Finance Document must be:

                    (a)  in English; or

                    (b) if not in English, accompanied by an English translation thereof certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

31.6      Deemed receipt by the Obligors
          Any communication or document made or delivered to the Account Party in accordance with Clause 31.3 (Delivery) shall be deemed to have been made or delivered to both Obligors.

32.       COUNTERPARTS

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

33.       AMENDMENTS

33.1      Amendments
          The Agent, if it has the prior consent of the Majority Banks, and the Obligors may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Finance Parties, provided that no such waiver or amendment shall subject any Finance Party hereto to any new or additional obligations without the consent of such Finance Party.

33.2      Amendments Requiring the Consent of all the Banks
          An amendment or waiver which relates to:

          33.2.1    Clause 24 (Sharing) or this Clause 33;

          33.2.2    a change in the currency or amount of any Letter of Credit;

          33.2.3 a reduction in the Letter of Credit Commission, or the amount or currency of any payment of interest, fees or any other amount payable hereunder to any Finance Party or deferral of the date for payment thereof;

          33.2.4 a release of the Guarantor from any of its obligations set out in Clause 29 (Guarantee and Indemnity);

          33.2.5 Clause 15.7 (Adjusted Consolidated Debt to Total Capitalisation Ratio) and Clause 15.8 (Consolidated Net Worth);

          33.2.6    the definition of Majority Banks;

          33.2.7 any provision which contemplates the need for the consent or approval of all the Banks; or

          33.2.8    the Security Documents (if any),

          shall not be made without the prior consent of all the Banks.

33.3      Exceptions
          Notwithstanding any other provisions hereof, the Agent shall not be obliged to agree to any such amendment or waiver if the same would:

          33.3.1 amend or waive this Clause 33, Clause 18 (Costs and Expenses) or Clause 25 (The Agent, the Arrangers and the Banks); or

          33.3.2 otherwise amend or waive any of the Agent's rights hereunder or subject the Agent or the Arrangers to any additional obligations hereunder.

34.       GOVERNING LAW

          This Agreement is governed by English law.

35.       JURISDICTION

35.1      English Courts
          Each of the parties hereto irrevocably agrees for the benefit of each of the Agent, the Arrangers and the Banks that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and the other Finance Documents and, for such purposes, irrevocably submits to the jurisdiction of such courts.

35.2      Convenient Forum
          The Obligors irrevocably waive any objection which either of them might now or hereafter have to the courts referred to in Clause 35.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agree not to claim that any such court is not a convenient or appropriate forum.

35.3      Service of Process
          Each Obligor agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England, to ACE UK Limited at Crosby Court, 38 Bishopsgate, London EC2N 4AJ or its other principal place of business for the time being.

35.4      Non-Exclusive Jurisdiction
          The submission to the jurisdiction of the courts referred to in Clause
          35.1 shall not (and shall not be construed so as to) limit the right of the Agent, the Arrangers and the Banks or any of them to take proceedings against the Account Party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1
                                    The Banks

Bank                                        Commitment ((Pounds))
Citibank, N.A.                                  96,660,000.00
Barclays Bank PLC                               91,670,000.00
ING Bank N.V., London Branch                    86,670,000.00
Credit Lyonnais New York Branch                 50,000,000.00
National Westminster Bank PLC                   50,000,000.00
Lloyds TSB Bank plc                             35,000,000.00
ABN AMRO Bank N.V., London Branch               30,000,000.00
                                           ---------------------

Total                                          440,000,000.00

                                           ---------------------

                                   SCHEDULE 2
                          Form of Transfer Certificate

To:  Citibank International plc

                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Credit Agreement") originally dated 19 November 1999 whereby following the First Restatement Agreement, the Amendment Agreement and the Second Restatement Agreement a (Pounds)440,000,000 letter of credit facility was made available to ACE Limited by a group of banks on whose behalf Citibank International plc acted as agent in connection therewith.

1. Terms defined in the Credit Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank, Transferee and Portion Transferred are defined in the schedule hereto.

2. The Bank (a) confirms that the details in the schedule hereto under the heading "Letters of Credit" accurately summarises its participation in the Credit Agreement and the Term of any existing Letters of Credit and (b) requests the Transferee to accept and procure the transfer by novation to the Transferee of the Portion Transferred (specified in the schedule hereto) of its Commitment and/or its participation in such Letters of Credit by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Credit Agreement.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 26.5 (Transfers by Banks) of the Credit Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Credit Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Credit Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Finance Documents will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the

     Obligors of any of their respective obligations under the Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Finance Documents (or any document relating thereto) shall oblige the Bank to (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Finance Documents transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by an Obligor or any other party to the Finance Documents (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8. This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE

9.   Bank:

10.  Transferee:

11.  Transfer Date:

12.  Bank's Commitment                            Portion Transferred

13.  Letter(s) of Credit           Term and       Portion Transferred
     Bank's L/C Participation      Expiry Date

     [Transferor Bank]             [Transferee Bank]

By:                                By:

Date:                              Date:

-----------------------------------------------------------------------------

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

Address
Contact Name:

Account for Payments
in sterling:

Fax:
Telephone:

                                   SCHEDULE 3

                              Conditions Precedent

1.   In relation to each Obligor:

     (i) confirmation by an Authorised Signatory of such Obligor that there have been no changes to the constitutional documents of such Obligor since 19 November 1999;

     (ii) a copy, certified as at the date of the Second Restatement Agreement a true and up-to-date copy by an Authorised Signatory of such Obligor, of a board resolution of such Obligor approving the execution, and performance of the Second Restatement Agreement, the Charge Agreement and the Notice of Charge and the terms and conditions thereof and authorising a named person or persons to sign the Second Restatement Agreement, the Charge Agreement and Notice of Charge and any documents to be delivered by such Obligor pursuant thereto;

     (iii) a certificate of an Authorised Signatory of such Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Obligor, Second Restatement Agreement, the Charge Agreement and the Notice of Charge and any documents to be delivered by such Obligor pursuant thereto.

2.   Opinion of Clifford Chance, solicitors to the Agent.

3. An opinion of Maples and Calder, Cayman Islands counsel to the Account Party addressed to the Finance Parties.

4. An opinion of Conyers, Dill and Pearman, Bermudian counsel to the Account Party addressed to the Finance Parties.

5. A copy, certified a true copy by an Authorised Signatory of the Account Party, of the financial statements of the Account Party referred to in sub-clauses 14.4.1 and 14.4.2 of Clause 14.4 (Financial Information).

6. Evidence satisfactory to the Agent that Lloyd's agrees to accept deeds of substitution in respect of transfers by Banks.

7. Evidence satisfactory to the Agent that all Original Letters of Credit will be cancelled by Lloyd's upon the issue of the Letters of Credit issued hereunder on and after the Commencement Date.

8. A duly signed original copy of the Charge Agreement, executed by the Obligors in favour of the Security Trustee, in substantially the form set out in Schedule 11 (Form of Charge Agreement) to this Agreement.

9. A copy, certified a true copy by an Authorised Signatory of each Obligor, of the Notice of Charge (in the form set out in the First Schedule to the Charge Agreement) dated on or about the date hereof, executed by the Obligors and delivered to State Street Bank and Trust Company as the Custodian.

10. A duly signed original copy of the Custodian's Undertaking (in the form set out in the Second Schedule to the Charge Agreement), executed by State Street Bank and Trust Company as the Custodian.

11. Evidence of the payment by the Obligors to Conyers, Dill and Pearman of the sum of US$446 for the purposes of effecting the registration of the Charge Agreement with the Registrar of Companies in Bermuda.

12. Evidence that the Charge Agreement has been recorded in the Account Party's internal register of mortgages and charges.

13. Evidence satisfactory to the Agent of payment by the Obligors of the sum of CI$500 to Maples and Calder in respect of the Ad Valorem stamp duty payable in the Cayman Islands in relation to the Charge Agreement.

14. Evidence that ACE UK Limited of Crosby Court, 38 Bishopsgate, London EC2N 4AJ has agreed to act as the agent of each Obligor for the service of process in England in respect of the Amended Agreement.

                                   SCHEDULE 4

                              Utilisation Request

From:  ACE Limited

To:    Citibank International plc

Dated:

Dear Sirs,

1. We refer to the (pounds)440,000,000 letter of credit agreement originally dated 19 November 1999 (as (i) amended and restated pursuant to the First Restatement Agreement, (ii) amended pursuant to the Amendment Agreement and
     (iii) amended and restated pursuant to the Second Restatement Agreement (the "Credit Agreement")) and made between inter alia, ACE Limited as account party, Citibank International plc as agent and the financial institutions named therein as Banks. Terms defined in the Credit Agreement shall have the same meaning in this notice. This notice is irrevocable.

2. We hereby give you notice that, pursuant to the Credit Agreement we wish the Banks to issue the following Letters of Credit:

================== ======================== ========================= ========================== =======================
    Amount                Effective Date            Expiry Date               Beneficiary                Applicant
------------------ ------------------------ ------------------------- -------------------------- -----------------------
(pound)/US$/1/           29 November 2001         31 December 2006          Society of Lloyd's
------------------ ------------------------ ------------------------- -------------------------- -----------------------
(pound)/US$/1/           29 November 2001         31 December 2006          Society of Lloyd's
------------------ ------------------------ ------------------------- -------------------------- -----------------------
(pound)/US$/1/           29 November 2001         31 December 2006          Society of Lloyd's
------------------ ------------------------ ------------------------- -------------------------- -----------------------
(pound)/US$/1/           29 November 2001         31 December 2006          Society of Lloyd's
------------------ ------------------------ ------------------------- -------------------------- -----------------------
(pound)/US$/1/           29 November 2001         31 December 2006          Society of Lloyd's
------------------ ------------------------ ------------------------- -------------------------- -----------------------
(pound)/US$/1/           29 November 2001         31 December 2006          Society of Lloyd's
------------------ ------------------------ ------------------------- -------------------------- -----------------------
(pound)/US$/1/           29 November 2001         31 December 2006          Society of Lloyd's
================== ======================== ========================= ========================== =======================

3.   Utilisation Date: [       ].

4. We confirm that, at the date hereof, the Representations are true in all material respects and no Default is continuing, or would result from the issue of such Letters of Credit.

The Letters of Credit should be issued in the form attached and delivered to the recipient at [address of recipient]. The purpose of their issue is to support Funds at Lloyd's in respect of the Applicants.

Yours faithfully
--------------------------------------------------------------------------------
1  Delete where appropriate.

______________________

Authorised Signatory

for and on behalf of

ACE LIMITED

                                   SCHEDULE 5

                           FORM OF EXTENSION REQUEST

From:  ACE Limited

To:    Citibank International plc

Dated:

Re:    [Applicant 1]
       [Applicant 2]

Dear Sirs

We refer to the (pounds)440,000,000 letter of credit agreement originally dated 19 November 1999, (as (i) amended and restated pursuant to the First Restatement Agreement, (ii) amended pursuant to the Amendment Agreement and (iii) amended and restated pursuant to the Second Restated Agreement (the "Agreement") between, inter alia, ACE Limited (the "Company"), the financial institutions named therein as Banks and Citibank International plc as Agent.

Terms defined in the Agreement shall have the same meanings herein.

1. Pursuant to Clause 4 (Extension of Letters of Credit) of the Agreement, the Account Party, on behalf of [ ] (the "Applicant[s]") hereby requests that the Banks extend the Letter[s] of Credit in accordance with the information annexed hereto as Annex A.

2. The Account Party hereby certifies that on the date hereof and on the date of extension set forth in Annex A, in each case both before and after giving effect to the extension requested hereby:

     (i) no Event of Default or Potential Event of Default has occurred and is continuing;

     (ii) each of the representations and warranties of the Account Party contained in the Agreement and each other Finance Document is correct in all material respects on the date hereof, except representations and warranties which expressly refer to an earlier date in which case the same shall be true on and as of such earlier date;

     (iii) after giving effect to the extension requested hereby, the aggregate Sterling Amount of the Outstandings will not exceed the Total Commitments; and

     (iv) the Letter[s] of Credit requested hereby [is/are] being extended solely as security to support the underwriting business of the Applicant[s] at Lloyd's which has been provided in accordance with the requirements of Lloyd's applicable to [it/them].

IN WITNESS WHEREOF, the Account Party has caused this Certificate to be executed by its duly authorised officer as of the date and year first written above.

ACE LIMITED

By: ___________________________

Name: _________________________

Title: ________________________

                                     Annex A

                         Letter of Credit Information/2/

1.   Name of Beneficiary:

     ________________________________________________

2.   Letter of Credit Number:

     ________________________________________________

3.   Maximum amount available under Letter of Credit:  (pound)/US$________

4.   Effective Expiry Date:                            31 December ____/3/



--------------------------------------------------------------------------------
/2/ A separate "Letter of Credit Information" should be completed for each Letter of Credit covered by the Extension Request.

/3/ Insert immediately succeeding year in which the then current Expiry Date falls.

                                   SCHEDULE 6

                            Form of Letter of Credit

        Letter of Credit to be issued by the Agent on behalf of the Banks

To:  The Society and Council of Lloyd's
     Gun Wharf
     Dock Road
     Chatham
     Kent ME4 4TU

Dear Sirs

Irrevocable Standby Letter of Credit No. [           ]
Re: [name of corporate member of Lloyd's] (the "Applicant")

This Clean Irrevocable Standby Letter of Credit (the "Credit") is issued by the banks whose names are set out in Appendix 1 hereto (the "Issuing Banks", and each an "Issuing Bank") in favour of the Society of Lloyd's ("Lloyd's") on the following terms:

1. Subject to the terms hereof, the Issuing Banks shall make payments within two business days of demand on Citibank International plc (the "Agent") in accordance with paragraph 4 below.

2. Upon a demand being made by Lloyd's pursuant to paragraph 4 below each Issuing Bank shall pay that proportion of the amount demanded which is equal to the proportion which its Commitment set out in Appendix 1 hereto bears to the aggregate Commitments of all the Issuing Banks set out in Appendix 1 hereto, provided that the obligations of the Issuing Banks under this Credit shall be several and no Issuing Bank shall be required to pay an amount exceeding its Commitment set out in Appendix 1 hereto and the Issuing Banks shall not be obliged to make payments hereunder in aggregate exceeding a maximum amount of [amount in approved currency]. Any payment by an Issuing Bank hereunder shall be made in [approved currency] to Lloyd's account specified in the demand made by Lloyd's pursuant to paragraph 4 below.

3. The initial expiry date of this Credit shall be 31 December 2006. This Credit will be extended automatically for a further year, without written amendment, on the first day of January of every future year after 1 January 2002, so that it is always valid for a minimum period of four years unless at least thirty days prior to 31 December of the first year of the then current validity period, notice is given in writing, sent by registered mail for the attention of the Manager, Members' Funds Department, at the above address, that this Credit will not be extended beyond the then current expiry date.

4. Subject to paragraph 3 above, the Issuing Banks shall pay to Lloyd's under this Credit upon presentation of a demand by Lloyd's on Citibank International plc at P.O. Box 449, Riverdale House, 68 Molesworth Street, Lewisham, London SE13 7EU marked for the attention of Cliff Posner, Loans Agency (and, in copy, at P.O. Box 200, Cottons Centre, Hays Lane, London SE1 2QT marked for the attention of Jon Pasquill, Global Cash and

     Trade) in the form set out in Appendix 2 or Appendix 3 (as appropriate) hereto the amount specified therein (which amount shall not, when aggregated with all other amounts paid by the Issuing Banks to Lloyd's under this Credit, exceed the maximum amount referred to in paragraph 2 above).

5. The Agent has signed this Credit as agent for disclosed principals and accordingly shall be under no obligation to Lloyd's hereunder other than in its capacity as an Issuing Bank.

6.   All charges are for the Applicant's account.

7. Subject to any contrary indication herein, [this Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500]*.

8. This Credit shall be governed by and interpreted in accordance with English law and the Issuing Banks hereby irrevocably submit to the jurisdiction of the High Court of Justice in England.

9. Each of the Issuing Banks engages with Lloyd's that demands made under and in compliance with the terms and conditions of this Credit shall be duly honoured on presentation.

Yours faithfully



CITIBANK INTERNATIONAL plc

for and on behalf of

[Names of all Issuing Banks]

--------------------------------------------------------------------------------
*    This language may be substituted by the following if so requested by
     Lloyd's: "this Credit is subject to The International Standby Practices - ISP98 (1998 Revision) International Chamber of Commerce Publication No. 590"

                                   APPENDIX 1

                           Issuing Banks' Commitments

Name and Address of Issuing Bank                                Commitment

                                   APPENDIX 2

                            Form of Demand (Sterling)

                             [on Lloyd's letterhead]

Dear Sir/Madam

THE SOCIETY OF LLOYD'S
TRUSTEE OF
LETTER OF CREDIT NO.

With reference to the above, we enclose for your attention a Bill of Exchange, together with the respective Credit. Payment should be made by way of CHAPS. The account details are as follows:-

National Westminster Bank Plc                       Sort Code 60-00-01
City of London Office                               Account 140-00-04026268
P.O. Box 12258
1 Princes Street
London EC2R 8AP

Please quote Member Code:

Yours faithfully

for Manager
Members' Funds Department
Members' Services Unit

Your ref:
Our ref: MEM/ / / /C911f
Extn:

BILL OF EXCHANGE
The Society of Lloyd's

Trustee of
Letter of Credit No.

Please pay in accordance with the terms of the Credit to our order the amount of (pounds).
                                                            For and on behalf of





                                                            Authorised Signatory
                                                           Membership Department

To:  Citibank International plc

       as Agent

                                   APPENDIX 3

                       Form of Demand (Approved Currency)

                             [on Lloyd's letterhead]

Dear Sir/Madam

THE SOCIETY OF LLOYD'S
TRUSTEE OF
LETTER OF CREDIT NO.

With reference to the above, we enclose for your attention a Bill of Exchange, together with the respective Credit. Payment should be made by way of SWIFT. The account details are as follows:-

National Westminster Bank Plc                   Sort Code 60-00-01

City of London Office                           Account 140-00-40120066
P.O. Box 12258
1 Princes Street                              SWIFT Code       NWBK GB21
London EC2R 8AP                               SWIFT Code Intermediary CHA SUS33

Please quote Member Code:

Yours faithfully

for Manager
Members' Funds Department
Members' Services Unit

Your ref:
Our ref: MEM/ / / /C911f
Extn:

BILL OF EXCHANGE
The Society of Lloyd's

Trustee of
Letter of Credit No.

Please pay in accordance with the terms of the Credit to our order the amount of
$     .

                                                            For and on behalf of



                                                            Authorised Signatory
                                                           Membership Department

To:  Citibank International plc

       as Agent

                                   SCHEDULE 7

                        Mandatory Liquid Asset Costs Rate

1. For the purposes of this Agreement, the cost of compliance with existing requirements of the Bank of England and/or the Financial Services Authority will be calculated by the Agent in relation to each Unpaid Sum on the basis of rates supplied by the Agent (or such Bank(s) as it may from time to time determine) by reference to the circumstances existing on the first day of each Term in respect of such Unpaid Sum and, if any such Term of such Unpaid Sum exceeds three months, at three calendar monthly intervals from the first day of such Term during its duration in accordance with the following formula:

        (a)       in relation to Unpaid Sums denominated in Sterling:

                        AB + C(B - D) + E x 0.01             per cent. per annum
                        ------------------------
                           100 - (A + /\C)

        (b)       in relation to Unpaid Sums denominated in dollars:

                                  E x 0.01             per cent. per annum
                                  --------                       ---
                                    300

Where:
                  A is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which the Agent (or such Bank as it may determine) is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

                  B is the percentage rate per annum at which sterling deposits are offered by the Agent (or such Bank as it may determine) in accordance with its normal practice, for a period equal to (a) the relevant Term (or, as the case may be, remainder of such Term) in respect of the relevant Unpaid Sum or (b) three months, whichever is the shorter, to a leading bank in the London Interbank Market as of 11.00 a.m. in a sum approximately equal to the amount of such Unpaid Sum.

                  C is the percentage of eligible liabilities which the Agent (or such Bank as it may determine) is required from time to time to maintain as interest bearing special deposits with the Bank of England.

                  D is the percentage rate per annum payable by the Bank of England to the Agent (or such Bank as it may determine) on interest bearing special deposits.

                  E is the rate payable by the Agent (or such Bank as it may determine) to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the

                  Fees Regulations) and expressed in pounds per (pounds) 1,000,000 of the Fee Base of the Agent (or such Bank as it may determine).

2.       For the purposes of this Schedule:

         (i) "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

         (ii) "Fee Regulations" means the Banking Supervision (Fees) Regulations 2000 or such other regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

         (iii) "Fee Base" shall bear the meaning ascribed to it, and shall be calculated in accordance with, the Fees Regulations.

3. The percentages used in A and C above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

4. In application of the above formula, A, B, C and D will be included in the formula as figures and not as percentages e.g. if A is 0.5 per cent. and B is 12 per cent., AB will be calculated as 0.5 x 12 and not as 0.5 per cent. x 12 per cent.

5. Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).

6. A negative result obtained by subtracting D from B shall be taken as zero.

7.       The resulting figures shall be rounded to four decimal places.

8. Additional amounts calculated in accordance with this Schedule are payable on the last day of the Term to which they relate.

9. The determination of the Mandatory Liquid Asset Costs Rate by the Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

10. The Agent may from time to time, after consultation with the Account Party and the Banks, determine and notify to all parties any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England or the Financial Services Authority in relation to any Unpaid Sum and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                                   SCHEDULE 8

                       Form of Confidentality Undertaking

                           [Letterhead of Transferor]

[Date]

To:      [Transferee]

Dear Sirs,

ACE Limited - (pounds)440,000,000 Letter of Credit Facility Agreement originally dated 19 November 1999 (as (i) amended and restated pursuant to a First Amendment Agreement dated 17 November 2000, (ii) an Amendment Agreement dated 23 October 2001 and (iii) a Second Restatement Agreement dated 21 November 2001) Confidentiality Agreement

In connection with your possible interest in becoming a bank in the above-captioned facility (the "Transaction") for ACE Limited (the "Company"), we will be providing you with information that is not in the public domain but that is confidential or proprietary in nature. Such information and any other information concerning the Company or the Transaction furnished to you by [Transferor], or by or on behalf of the Company (whether before, on or after the date of this Agreement), together with analyses, compilations or other materials prepared by you or your directors, officers, employees or advisors (collectively, "Representatives") which contain or otherwise reflect such information, are hereinafter collectively referred to as the "Information". In consideration of your receipt of the Information, you agree that:

1. Except as otherwise expressly provided herein, you will not (i) use the Information except in connection with the Transaction or (ii) disclose to any person any terms or conditions of the Transaction or any portion of the Information.

2. Notwithstanding the foregoing, you may disclose the Information: (i) to your Representatives who need to know the Information for purposes of evaluating the Transaction and who are informed by you of the confidential nature of the Information and who agree to be bound by the terms of this Agreement; (ii) as may be required by applicable law or at the request of any regulatory or supervisory authority having jurisdiction over you or at the request of any rating agency for purposes of establishing or maintaining your debt ratings, provided that you request confidential treatment thereof to the extent permitted by law; or (iii) with the prior written consent of the Company and [Transferor].

3. The reference to the term "Information" contained in paragraphs 1 and 2 shall not include such portions thereof which (i) are or become available to the public through no fault or action by you or your Representatives or
     (ii) are or hereafter become available to you on a non-confidential basis from a source other than the Company, [Transferor] or their respective Representatives, which source, to the best of your knowledge, is not prohibited from disclosing such Information to you by a contractual, legal or fiduciary obligation to the Company or [Transferor].

4. In the event that you or any of your Representatives becomes legally compelled to disclose any of the Information or the existence of the Transaction, you will, to the extent permitted by law provide the Company and [Transferor] with prompt notice so that they may seek a protective order or other appropriate remedy. In the event that such protective order or remedy is not obtained, you shall furnish only that portion of the Information that is legally required and shall disclose such Information in a manner reasonably designed to preserve its confidential nature.

5. In the event that discussions with you concerning the Transaction are discontinued or your participation in the Transaction is otherwise terminated, you shall redeliver to [Transferor] any Information that was furnished to you by or on behalf of the Company or the Transferor or shall certify to the Company and [Transferor] that you have destroyed all such Information.

6. You agree to be responsible for any breach of this Agreement by you or your Representatives.

7. You acknowledge that money damages and other remedies at law may be inadequate to protect against breach of this Agreement and you hereby agree to the granting of injunctive or other equitable relief without proof of actual damages.

8. It is further understood and agreed that no failure or delay by the Company or [Transferor] in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof.

9. This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

If you are prepared to accept the Information on the foregoing terms, please countersign this Agreement in the space provided below and deliver it via telecopier (with the executed original to follow by next-day courier) to:

                  [Transferor]

                  [address]

                  Attention:

                  Telecopier:

Your acceptance of this Agreement shall be effective upon our receipt of such fax from you.

Yours faithfully,


[TRANSFEROR]


By:  [           ]                [ACCEPTED AND AGREED]

Title: [                ]                    As at the date hereof

                                             [Name of Transferee]

                                             By:    [                 ]

                                             Title: [                 ]

                                   SCHEDULE 9

                                PRICING SCHEDULE

"L/C Commission Rate" means, for any date, the rates set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies at such date:

==========================================================================================================
                                Level I         Level II        Level III       Level IV        Level V

----------------------------------------------------------------------------------------------------------
L/C Commission Rate             0.55 per        0.60 per cent.  0.65 per        0.675 per       0.70 per
                                cent.           cent.           cent.           cent.           cent.

==========================================================================================================

For purposes of this Schedule 9, the following Pricing Levels have the following meanings:

"Level I" applies at any date if, at such date, the Guarantor's Financial Strength Rating is rated AA- or higher by S&P.

"Level II" applies at any date if, at such date, the Guarantor's Financial Strength Rating is rated A+ by S&P.

"Level III" applies at any date if, at such date, the Guarantor's Financial Strength Rating is rated A by S&P.

"Level IV" applies at any date if, at such date, the Guarantor's Financial Strength Rating is rated A- by S&P.

"Level V" applies at any date if, at such date, the Guarantor's Financial Strength Rating is rated BBB+ or less by S&P.

"Financial Strength Rating" means the financial strength rating of a company determined by the method used by S&P.

"Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V applies at any date.

"S&P" means Standard & Poor's Rating Services (a division of The McGraw-Hill Companies, Inc.).

The credit ratings to be utilised for the purposes of this Schedule 9 are those ratings assigned to the Financial Strength Rating of the Guarantor. The rating in effect at any date is that in effect at the close of business on such date.

                                  SCHEDULE 10

                                 Existing Liens

     1. Liens securing letters of credit issued by Citibank, N.A. for the account of Cigna Europe in an aggregate stated amount not exceeding US$16,000,000 (subject to currency fluctuations).

     2. Liens securing letters of credit issued by Citibank, N.A. for the account of INA (UK) in an aggregate stated amount not exceeding US$8,000,000.

     3. US$70,000,000 of Cigna Overseas Insurance Company investments are pledged to Domestic Pool companies under a Regulation 114 trust.

     4. Lien arising under a Subordination Agreement dated as of 27 October 1998 among ACE US Holdings, Inc., ACE Limited and The Chase Manhattan Bank encumbering ACE US Holdings, Inc.'s rights under the Subordinated Loan Agreement dated as of 27 October 1998 among ACE US Holdings, Inc., ACE Bermuda Insurance Ltd. and United States Trust Company of New York, as trustee under the Indenture dated 17 October 1998 of ACE US Holdings, Inc.

                                  SCHEDULE 11

                            Form of Charge Agreement

      --------------------------------------------------------------------------
      Name of each Chargor and the address of its registered or principal office:

      (1)     ACE Limited
              ACE Global Headquarters
              17 Woodbourne Avenue
              Hamilton  HM08
              Bermuda

      Facsimile no: +441 296 0087

      (2)     ACE Bermuda Insurance Ltd.
              ACE Global Headquarters
              17 Woodbourne Avenue
              Hamilton  HM08
              Bermuda


      Facsimile no: +441 296 0087

      ((1) and (2) together the "Chargors" and each a "Chargor")
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
      Name of Custodian and address of its registered or principal office:

      [       ]

      Facsimile no:  [       ] (the "Custodian")



      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
      Date:    [Date]



      --------------------------------------------------------------------------

      To:   CITIBANK INTERNATIONAL plc (the "Security Trustee")
            336 Strand
            London WC2R 1HB

            The terms used in this Charge Agreement are defined in Clause 23.

          It is a condition precedent to the obligations of the Banks under the Agreement that the Chargors shall have granted the security interests and undertaken the obligations contemplated by this Charge Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to issue Letters of Credit under the Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Chargor hereby agrees with the Security Trustee as follows:

     1.   PAYMENT AND DISCHARGE

          We shall pay and discharge in full all of the Obligations at the times and in the manner provided for in the Agreements.

     2.   CHARGE

     2.1 Each Chargor hereby pledges and assigns to the Security Trustee, and hereby grants to the Security Trustee a security interest in, its portion of the Charged Portfolio as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a)), of all Obligations.

     2.2 Notwithstanding any provision of the Agreement to the contrary, the Security Trustee's entitlement and recourse against the Charged Portfolio under this Charge Agreement shall not in any circumstances exceed an amount equal to the Required Value.

     2.3 Each Chargor shall deposit all of its portion of the Charged Portfolio in the accounts comprising the Charged Portfolio and held with the Custodian.

     3.   CUSTODIAN'S UNDERTAKING

          We undertake to deliver (or procure the delivery of) the Custodian's Undertaking to you forthwith upon the execution of this Charge Agreement.

     4.   REQUIRED VALUE

          We undertake to ensure that with effect from the date of this Charge Agreement and at all times thereafter until the Obligations are discharged in full:

     4.1 the market value of the Charged Portfolio (including the accounts and securities of both Chargors) shall not be less than the Required Value and without limitation from time to time to pay or transfer to the Custodian (by way of increment to the Charged Portfolio) money and/or securities so that the market value of each Chargor's portion of the Charged Portfolio (including the accounts and securities of both Chargors) shall not be less than the Required Value; and

     4.2 each component part of the Charged Portfolio shall satisfy the Security Trustee's Requirements applicable thereto.

     5.   FURTHER ASSURANCE

          Each Chargor agrees that from time to time, at the expense of such Chargor, such Chargor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Security Trustee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Security Trustee or the Custodian to exercise and enforce its rights and remedies hereunder or under the Custodian's Undertaking with respect to any part of such Chargor's portion of the Charged Portfolio. Without limiting the generality of the foregoing, each Chargor shall: (a) execute and file such assignments, financing or continuation statements, or amendments thereto, and such other instruments or notices, as may reasonably be necessary or desirable, or as the Security Trustee may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, and (b) at the Security Trustee's request, appear in and defend any action or proceeding that may affect such Chargor's title to or the Security Trustee's security interest in all or any part of such Chargor's portion of the Charged Portfolio.

     6.   REPRESENTATIONS AND WARRANTIES

          Each Chargor hereby represents and warrants to you and undertakes that:

     6.1 it is (or at the time of transfer thereof to the Custodian will be) the beneficial owner of its portion of the Charged Portfolio from time to time transferred by it to the Custodian, as agent for the Security Trustee, free and clear of any lien other than Permitted Liens in accordance with the undertaking contained in Clause 7 (Negative Pledge) hereof, except for the security interest created by this Charge Agreement. The pledge and assignment of the Charged Portfolio pursuant to this Charge Agreement and the Custodian's Undertaking creates a valid security interest in its portion of the Charged Portfolio securing the payment of the Obligations. Assuming execution and due performance of the Custodian's Undertaking by the Custodian, the security interest in the Charged Portfolio is or will be perfected and senior in priority to any other lien therein;

     6.2 subject to paragraph 11 of the Custodian's Undertaking, it has not sold or agreed to sell or otherwise disposed of or agreed to dispose of the benefit of its portion of the Charged Portfolio or any part thereof;

     6.3 it has and will at all times have the necessary power to enable it to enter into and perform the obligations expressed to be assumed by it under this Charge Agreement;

     6.4 this Charge Agreement constitutes its legal, valid, binding and enforceable obligation (subject to bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights, the application of equitable principles and the non-availability of the equitable remedies of specific performance or injunctive relief) and is a security over its portion of the Charged Portfolio and every part thereof effective in accordance with its terms; and

     6.5 all necessary authorisations to enable or entitle it to enter into this Charge Agreement have been obtained and are in full force and effect and will remain in full force and effect at all times during the subsistence of the security hereby constituted and no authorisation, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (a) the grant by it of the security interest granted hereby, (b) the execution, delivery or performance of this Charge Agreement or the Custodian's Undertaking by it, or (c) the perfection of or the exercise by Security Trustee or the Custodian of its rights and remedies hereunder or under the Custodian's Undertaking.

     6.6 All information heretofore, herein or hereafter supplied to the Security Trustee or the Custodian by or on behalf of it with respect to its portion of the Charged Portfolio is accurate and complete in all material respects.

     7.   NEGATIVE PLEDGE

          Each Chargor undertakes with you that at no time during the subsistence of the security interest granted hereby will it, otherwise than:

     7.1  in your favour, or

     7.2 with your prior written consent and in accordance with and subject to any conditions which you may attach to such consent, create, grant, extend or permit to subsist any lien, security interest or other encumbrance on or over its portion of the Charged Portfolio or any part thereof, other than Permitted Liens. The foregoing prohibition shall apply not only to any lien, security interest or other encumbrance which rank or purport to rank in point of security in priority to the security hereby constituted but also to any lien, security interest or other encumbrance which rank or purport to rank pari passu therewith or thereafter.

     8.   POWER OF SALE

     8.1 Upon the occurrence of an Event of Default which is continuing and has not been remedied or waived under the Agreement, the Security Trustee may instruct the Custodian to (a) sell or redeem any of the Charged Portfolio, (b) transfer any or all of the Charged Portfolio constituting cash to any account designated by the Security Trustee, including an account or accounts established in the Security Trustee's name (whether with the Security Trustee or the Custodian or otherwise), (c) register title to all or any portion of the Charged Portfolio in any name specified by the Security Trustee, including the name of the Security Trustee or any of its nominees or agents, without reference to any interest of the Chargors, or (d) otherwise deal with the Charged Portfolio as directed by the Security Trustee.

     8.2 Upon the occurrence of an Event of Default which is continuing and has not been remedied or waived under the Agreement, the Security Trustee may exercise in respect of the Charged Portfolio, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "UCC") (whether or not the UCC applies to the affected Charged Portfolio), and the Security Trustee may also in its sole discretion sell the Charged Portfolio or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Security Trustee's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Security Trustee may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Charged Portfolio. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Chargors, and each Chargor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Security Trustee shall not be obligated to make any sale of Charged Portfolio regardless of notice of sale having been given. The Security Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     8.3 Each Chargor hereby agrees that the property included in the Charged Portfolio is of a type customarily sold on recognized markets and, accordingly, that no notice to any person is required before any sale of any of the Charged Portfolio pursuant to the terms of this Charge Agreement; provided that, without prejudice to the foregoing, each Chargor agrees that, to the extent notice of any such sale shall be required by law, at least ten days' notice to it of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

     8.4 If the proceeds of any sale or other disposition of the Charged Portfolio are insufficient to pay all the Obligations, the Chargors shall be liable for the deficiency and the fees of any attorneys employed by the Security Trustee to collect such deficiency.

     8.5 Anything contained herein to the contrary notwithstanding, any of the Charged Portfolio consisting of a deposit or an other obligation of the Security Trustee, whether credited to the Charged Portfolio or otherwise, shall be subject to the Security Trustee's rights of set-off.

     9.   POWER OF ATTORNEY

     9.1 Each Chargor hereby irrevocably appoints the Security Trustee as its attorney-in-fact, with full authority in the place and stead of such Chargor and in the name of such Chargor, the Security Trustee or otherwise, from time to time in the Security Trustee's discretion upon the occurrence of an Event of Default which is continuing and has not been remedied or waived under the Agreement, to take any action and execute and deliver, any instrument that the Security Trustee may reasonably deem necessary or advisable to accomplish the purposes of this Charge Agreement or the Custodian's Undertaking, including, without limitation, executing instruments of transfer (or completing partially completed instruments executed by us), assignments or notices, or exercising any of the rights and powers from time to time attaching to any part of such Chargor's portion of the Charged Portfolio. Each Chargor hereby undertakes to ratify and confirm all things done and documents executed by the Security Trustee in the exercise of the power of attorney conferred by this Clause.

     9.2 If the Chargor fails to perform any agreement contained herein, the Security Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Security

          Trustee incurred in connection therewith shall be payable by the Chargor under Clause 15 (Costs, Charges and Expenses).

     10.  EFFECTIVENESS OF SECURITY

     10.1 This Charge Agreement shall be in addition to and shall be independent of every other security which you may at any time hold for any of the Obligations. No prior security held by you over the whole or any part of the Charged Portfolio shall merge in the security hereby constituted.

     10.2 Nothing contained in this Charge Agreement is intended to, or shall operate so as to, prejudice or affect any bill, note, guarantee, mortgage, pledge, charge or other security of any kind whatsoever which you may have for the Obligations or any of them or any right, remedy or privilege of yours thereunder.

     11.  REMEDIES, TIME OR INDULGENCE

     11.1 The rights, powers and remedies provided by this Charge Agreement are cumulative and are not, nor are they to be construed as, exclusive of any right of set-off or other rights, powers and remedies provided by law.

     11.2 No failure on your part to exercise, or delay on your part in exercising, any of the rights, powers and remedies provided by this Charge Agreement or by law (each a "Security Trustee Right") shall operate as a waiver thereof, nor shall any single or partial waiver of a Security Trustee Right preclude any further or other exercise of that Security Trustee Right or the exercise of any other Security Trustee Right.

     11.3 You may in your discretion grant time or other indulgence or make any other arrangement, variation or release with any person(s) not party hereto (irrespective of whether such person(s) is/are jointly liable with us) in respect of the Obligations or in any way affecting or concerning them or any of them or in respect of any security for the Obligations or any of them, without in any such case prejudicing, affecting or impairing the security hereby constituted, or any Security Trustee Right or the exercise of the same, or any indebtedness or other liability owed by either of us to you.

     12.  ACCOUNTS

          All monies received, recovered or realised by you under this Charge Agreement (including the proceeds of any conversion of currency) may in your discretion be credited to any suspense or impersonal account and may be held in such account for so long as you shall think fit (with interest accruing thereon at such rate, if any, as you may deem fit) pending their application from time to time (as you shall be entitled to do in your discretion) in or towards the discharge of any of the Obligations.

     13.  CURRENCY

     13.1 For the purpose of or pending the discharge of any of the Obligations you may convert any monies received, recovered or realised or subject to application by you under this Charge Agreement (including the proceeds of any previous conversion under this Clause) from their existing currency of denomination into the currency of denomination of such Obligations as you may think fit, and any such conversion shall be effected at your then prevailing spot rate of exchange for obtaining such other currency with the existing currency.


     13.2 References herein to any currency extend to any funds of that currency and for the avoidance of doubt funds of one currency may be converted into different funds of the same currency.

     14.  EXCULPATION, COSTS, CHARGES AND EXPENSES

     14.1 The powers conferred on the Security Trustee hereunder are solely to protect its interest in the Charged Portfolio and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any portion of the Charged Portfolio in its possession and the accounting for moneys actually received by it hereunder, the Security Trustee shall have no duty as to any Charged Portfolio, it being understood that the Security Trustee shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Charged Portfolio, whether or not the Security Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Charged Portfolio) to preserve rights against any parties with respect to any Charged Portfolio, (c) taking any necessary steps to collect or realize upon the Obligations or any guarantee therefor, or any part thereof, or any of the Charged Portfolio, (d) initiating any action to protect the Charged Portfolio against the possibility of a decline in market value, (e) any loss resulting from investments made, held or sold, or (f) determining (i) the correctness of any statement or calculation made by a Chargor in any written instructions or (ii) whether any transfer to or from the Charged Portfolio is proper. The Security Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Charged Portfolio in its possession if such Charged Portfolio is accorded treatment substantially equal to that which the Security Trustee accords its own property of like kind. In addition to the foregoing and without limiting the generality thereof, the Security Trustee shall not be responsible for any actions or omissions of Custodian.

     14.2 Each Chargor agrees to indemnify the Security Trustee from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Charge Agreement and the transactions contemplated hereby (including enforcement of this Charge Agreement), except to the extent such claims, losses or liabilities result from the Security Trustee's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

     14.3 Each Chargor shall pay to the Security Trustee upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Securities Trustee may incur in connection with (a) the administration of this Charge Agreement, (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Charged Portfolio, (c) the exercise or enforcement of any of the rights of the Security Trustee hereunder, or (d) the failure by a Chargor to perform or observe any of the provisions hereof on a full indemnity basis together with interest from the date of the same having been incurred (or from the date of demand if such demand is made after unreasonable delay) to the date of payment at such rate or rates as you may determine in relation to the currency involved.

     15.  CONTINUING SECURITY INTEREST

          This Charge Agreement shall create a continuing security interest in the Charged Portfolio and shall (a) remain in full force and effect until the indefeasible payment in full of the Obligations and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon each Chargor, its successors and assigns, and (c) inure, together with the rights and remedies of the Security Trustee hereunder, to the benefit of Security Trustee and the Banks and their respective successors, transferees and assigns. Upon the indefeasible payment in full of all Obligations and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Charged Portfolio shall revert to the respective Chargor so long as the Custodian's fees, expenses, and advancements have first been paid or reimbursed in full. Upon any such termination the Security Trustee shall, at the Chargors' expense, execute and deliver to the Chargors such documents as the Chargors shall reasonably request to evidence such termination and each Chargor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to the Security Trustee, of such of its Charged Portfolio as shall not have been sold or otherwise applied pursuant to the terms hereof.

     16.  AMENDMENTS

          No amendment or waiver of any provision of this Charge Agreement, or consent to any departure by a Chargor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Security Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     17.  LAW AND JURISDICTION

     17.1 THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     17.2 ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE CHARGORS ARISING OUT OF OR RELATING TO THIS CHARGE AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS CHARGE AGREEMENT EACH CHARGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE

     OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS CHARGE AGREEMENT. Each Chargor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Chargor at its address as provided pursuant to Clause 19 (Notices), such service being hereby acknowledged by each Chargor to be sufficient for personal jurisdiction in any action against such Chargor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Security Trustee to bring proceedings against a Chargor in the courts of any other jurisdiction.

17.3 EACH CHARGOR AND THE SECURITY TRUSTEE HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CHARGE AGREEMENT OR THE CUSTODIAN'S UNDERTAKING. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Chargor and the Security Trustee acknowledge that this waiver is a material inducement for such Chargor and the Security Trustee to enter into a business relationship, that each Chargor and the Security Trustee have already relied on this waiver in entering into this Charge Agreement and that each will continue to rely on this waiver in their related future dealings. Each Chargor and the Security Trustee further warrant and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS CHARGE AGREEMENT OR THE CUSTODIAN'S UNDERTAKING. In the event of litigation, this Charge Agreement may be filed as a written consent to a trial by the court.

18.  PROVISIONS SEVERABLE

     Each of the provisions contained in this Charge Agreement shall be severable and distinct from one another and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of each of the remaining provisions of this Charge Agreement shall not in any way be affected, prejudiced or impaired thereby.

19.  NOTICES

     All notices, requests and demands to or upon the Security Trustee or either Chargor hereunder shall be effected in the manner provided for in Clause 31 of the Agreement.

20.  THE SECURITY TRUSTEE'S DISCRETIONS

     Any liberty or power which may be exercised or any determination which may be made hereunder by you may be exercised or made in your absolute and unfettered discretion and you shall not be under any obligation to give reasons therefor, provided that the Security Trustee will so act in good faith and in accordance with Clause 25 (The Agent, The Arrangers and The Banks) of the Agreement).

21.  ASSIGNMENT

     You shall have a full and unfettered right to assign the whole or any part of the benefit of this Charge Agreement to any Person who is appointed as your successor pursuant to Clause 25 (The Agent, The Arrangers and The Banks) of the Agreement and the words "you" and "your" and the expression "the Security Trustee" wherever used herein shall be deemed to include your assignees and other successors, whether immediate or derivative, who shall be entitled to enforce and proceed upon this Charge Agreement in the same manner as if named herein. You shall be entitled to impart any information concerning us to any such assignee or other successor or any participant or proposed assignee, successor or participant subject to such person executing and delivering a confidentiality undertaking substantially in the form set out in Schedule 8 (Form of Confidentiality Undertaking) of the Agreement.

22.  COUNTERPARTS

     This Charge Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

23.  INTERPRETATION

23.1 Terms not otherwise defined herein shall bear the meaning ascribed to them in the Agreement.

     In this Charge Agreement:

     "Agreement" means the (pounds)440,000,000 letter of credit facility agreement originally dated 19 November 1999 (as (i) amended and restated pursuant to the First Restatement Agreement, (ii) amended pursuant to the Amendment Agreement and (iii) amended and restated pursuant to the Second Restatement Agreement) and made between ACE Limited as account party, ACE Bermuda Insurance Ltd. as guarantor, Citibank, N.A. as lead arranger, Barclays Bank PLC as arranger, ING Barings as co-arranger, Citibank International plc as agent and security trustee and the financial institutions defined therein as banks;

     "Charged Portfolio" means at any time all of each Chargor's right, title and interest in any and all assets (to include without limitation any and all securities) now or hereafter carried in or credited to or held for the benefit of:

     (a)  the account (designated, at the date hereof, with account number
          [    ]) maintained by the Custodian in the name of ACE Limited; and

     (b)  the account (designated, at the date hereof, with account number
          [    ]) maintained by the Custodian in the name of ACE Bermuda
          Insurance Ltd.

     "Custodian" means the above-mentioned Custodian or such other person as the Chargors and the Security Trustee may agree to in writing from time to time;

     "Custodian's Undertaking" means an undertaking in the form set out in the Second Schedule duly executed by the Custodian as the same may be amended or substituted with the prior written consent of the Security Trustee from time to time;

     "Obligations" means any and all of the present or future, actual or contingent, obligations of the Chargors to the Finance Parties hereunder or under the Agreement;

     "Permitted Lien" means any Lien described in clause (a) of the definition of "Permitted Lien" in the Agreement or in subsection 15.9.16 of the Agreement;

     "Required Value" means US$100 or, if Pricing Level V applies, such other amount as is determined in accordance with the Agreement and notified from time to time by the Security Trustee to the Custodian; and

     "Security Trustee's Requirements" means the Security Trustee's requirements in respect of the component parts of the Charged Portfolio all as set forth in Part B of the Schedule to the Custodian's Undertaking or as may be agreed from time to time by the Security Trustee and ACE Limited on behalf of the Chargors and notified to the Custodian (provided that the Security Trustee's Requirements may be adjusted by the Security Trustee without the agreement of the Chargors (but after consultation in good faith with ACE Limited on behalf of the Chargors) where an adjustment is necessary to ensure that the Banks continue to receive the same regulatory treatment in respect of their Outstandings as they receive at the date hereof and Provided further that, in the event that the "financial strength rating" of either or both of the Chargors as determined by Standard and Poor's Rating Services reaches BBB+ or less, the Security Trustee's Requirements shall be amended without the prior agreement of the Chargors by the additional requirement that any fixed income securities comprising the Charged Portfolio issued by or fully and explicitly guaranteed by the central government of an OECD (Organisation for Economic Co-operation and Development) country shall only satisfy the Security Trustee's Requirements if such country is rated AA or better by Standard and Poor's Rating Services or AA equivalent or better by any other recognised rating service).

23.2 Any reference in this Charge Agreement to:-

     a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London, Bermuda, and the jurisdiction in which the Custodian's principal or head office is located;

     a "clearance system" means Clearstream, the Euro-Clear System, the First Chicago Clearing Centre, The Depository Trust Company and such other clearance system as may from time to time be used in connection with transactions relating to any securities, and any depository for any of the foregoing;

     a "Clause" is, unless otherwise stated, a reference to a Clause hereof;

     a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

     a "Schedule" is, unless otherwise stated, a reference to a schedule hereto; and

     "securities" shall be construed as a reference to bonds, debentures, notes, stocks, shares or other securities and all moneys, rights or property which may at any time accrue or be offered (whether by way of bonus, redemption, preference, option or otherwise) in respect of any of the foregoing (and without limitation, shall include any of the foregoing not constituted, evidenced or represented by a certificate or other document but by an entry in the books or other permanent records of the issuer, a trustee or other fiduciary thereof, or a clearance system).

23.3 The obligations of the Chargors hereunder shall be joint and several.

23.4 Any reference in this Charge Agreement to another agreement, arrangement or undertaking shall be construed as a reference to such other agreement, arrangement or undertaking as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

23.5 Clause and Schedule headings are for ease of reference only.


The COMMON or CORPORATE SEAL of

ACE LIMITED was hereto affixed

to this DEED in the presence of:


Director

Secretary/Director


THE COMMON or CORPORATE SEAL of

ACE BERMUDA INSURANCE LTD was hereto affixed

to this DEED in the presence of:


Director

Secretary/Director


ACKNOWLEDGED AND AGREED:


CITIBANK INTERNATIONAL PLC
As Security Trustee

By:

Title:

                               THE FIRST SCHEDULE

                      NOTICE OF CHARGE OF CHARGED PORTFOLIO

To: [   ]

   *  _____________________________

(*Contact name at the Custodian)

We refer to (i) the Charge Agreement (the "Charge Agreement") dated [ ]entered into by us in favour of Citibank International plc of 336 Strand, London WC2R 1HB (the "Security Trustee"), a copy of which is annexed hereto and (ii) the Custodian's Undertaking in the form of the Second Schedule to the Charge Agreement. Terms defined in the Charge Agreement shall have the same meanings herein.

Notice is hereby given by us to you that, by and pursuant to the Charge Agreement, we have charged in favour of the Security Trustee all of the Charged Portfolio.

We hereby:

(a) confirm that references to the "Charged Portfolio" are to all the securities and proceeds received from time to time in respect of such securities, which are credited to (i) the account (designated with account number [ ]) in the name of ACE Limited and (ii) the account (designated with account number [ ]) in the name of ACE Bermuda Insurance Ltd., maintained by you in accordance with the terms of our custodian arrangement with you;

(b) request that you execute the attached Custodian's Undertaking in favour of the Security Trustee and comply with any entitlement orders and instructions, received by you from the Security Trustee, to deliver, transfer or assign the securities and monies (together with all certificates and other instruments evidencing title thereto) in the Charged Portfolio [and any entitlement orders or other instructions that you receive from the Security Trustee with respect to the Charged Portfolio shall constitute "Proper Instructions" for the purposes of the Custodian Agreement between us]*;
.................................................................................

* To be inserted if State Bank and Trust Company are appointed Custodian.

(c) confirm that you shall not be liable to us for any action taken or omitted to be taken by you in connection with the Custodian's Undertaking save in the case of wilful misconduct or gross negligence (and, to the maximum extent permitted by law, shall under no circumstances be liable for indirect, special, punitive or consequential damages);

(d) indemnify you against any liabilities, costs, claims and expenses (including reasonable legal fees (whether incurred with external or internal legal advisors)) arising from or in connection with the Custodian's Undertaking or the Charged Portfolio, provided that nothing contained herein shall require that you be indemnified for your wilful misconduct or gross negligence;

[(e)/(f)] [notwithstanding the terms of Section IX of the Custodian Agreement dated June 7, 2001, you shall be entitled to debit any of our accounts maintained by you, other than the account (designated with account number []) in the name of ACE Limited and the account (designated with account number [ ]) in the name of ACE Bermuda Insurance Ltd. (hereinafter the "Charged Accounts") if we require you, your affiliates, subsidiaries or agents to advance cash or investments to, for or on behalf of the Charged Portfolio, for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that you, your subcustodians or their respective nominees shall incur or be assessed any taxes (except your income taxes or those of any of your subcustodians), charges, expenses, assessment, claims or liabilities in connection with the performance of the Custodian's Undertaking except as may arise from your or your subcustodians' or their respective nominees' own gross negligent action, gross negligent failure to act or wilful misconduct. Any of our property at any time held by you (other than the Charged Portfolio) shall be security therefore and should we fail to repay you promptly, upon ten (10) days' written notice to us, you (save as otherwise provided above) shall be entitled to utilise available cash in any of our accounts (other than the Charged Accounts) maintained by you and to dispose of assets of any of our accounts (other than the Charged Accounts) maintained by you to the extent necessary to obtain reimbursement.]*

[(f)/(g)] confirm that (except as may raise from your own gross negligence, bad faith, or wilful misconduct or the gross negligence, bad faith, or wilful misconduct of a subcustodian or agent) you shall be without liability to us for any loss, liability, claim or expense resulting from or caused by events or circumstances beyond your reasonable control, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions not within your reasonable control, or computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts.

This notice shall be governed by and construed in accordance with the laws of the State of New York.

Yours faithfully,

.................................................................................

* To be inserted if State Bank and Trust Company are appointed Custodian.

For and on behalf of
ACE Limited

_____________________________                     Dated _______________________

For and on behalf of
ACE Bermuda Insurance Ltd.                  Dated _______________________

                               THE SECOND SCHEDULE

                             Custodian's Undertaking


--------------------------------------------------------------------------------
Name of Custodian and address of its registered or principal office:

[     ]

Attn: [       ]

Facsimile no:  [        ]   (the "Custodian")

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of each Chargor and the address of its registered or principal office:

ACE Limited
ACE Global Headquarters
17 Woodbourne Avenue
Hamilton HM08
Bermuda

Facsimile no:  +441 296 0087

ACE Bermuda Insurance Ltd.
ACE Global Headquarters
17 Woodbourne Avenue
Hamilton HM08
Bermuda

Facsimile no: +441 296 0087
((1) and (2) together the "Chargors" and each a "Chargor" )

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of Security Trustee and address of its registered or principal office:

Citibank International plc
336 Strand
London  WC2R 1HB

Attn: Loans Agency

Facsimile no: +4420 7500 4482 (the "Security Trustee")

--------------------------------------------------------------------------------
Date of Charge Agreement:    [Date]

--------------------------------------------------------------------------------

To:     the Security Trustee

We, the Custodian, refer to the afore-mentioned Charge Agreement (the "Charge Agreement") between the Chargors and the Security Trustee. Save where the context otherwise requires, terms defined in the Charge Agreement shall have the same meanings herein.

In consideration of the Security Trustee and the other Finance Parties entering into the Agreement and issuing Letters of Credit thereunder and pursuant to instructions received by the Custodian from the Chargors, the Custodian hereby represents and irrevocably undertakes and agrees to and with the Security Trustee as follows:

1. The Custodian acknowledges the security interest granted by each Chargor in favor of Security Trustee in the Charged Portfolio.

2. Anything contained herein to the contrary notwithstanding, the Custodian will, without further consent by any Chargor (a) comply with Entitlement Orders originated by the Security Trustee with respect to the Charged Portfolio and any Security Entitlements carried therein, (b) transfer, sell or redeem any of the Charged Portfolio as directed by the Security Trustee,
     (c) transfer any or all of the Charged Portfolio to any account or accounts designated by the Security Trustee, including an account established in the Security Trustee's name (whether at the Security Trustee or the Custodian or otherwise), (d) register title to any of the Charged Portfolio in any name specified by the Security Trustee, including the name of the Security Trustee or any of its nominees or agents, without reference to any interest of either Chargor, or (e) otherwise deal with the Charged Portfolio as directed by the Security Trustee.

3. The Custodian hereby further acknowledges that it holds the Charged Portfolio, all Security Entitlements carried therein, and all other collateral held by the Custodian under this Custodian's Undertaking or the Charge Agreement, as custodian for the benefit of, and subject to the control of, the Security Trustee. The Custodian shall, by book entry or otherwise, indicate that the Charged Portfolio, and all Security Entitlements carried therein, are subject to the control of the Security Trustee as provided in Section 2.

4. The Custodian hereby represents and warrants (a) that the records of Custodian show that each Chargor is the sole owner of such Chargor's portion of the Charged Portfolio, (b) that the Custodian has not been served with any notice of levy or received any notice of any security interest in or other claim to the Charged Portfolio, or any portion of the Charged Portfolio, other than Security Trustee's claim pursuant to the Charge Agreement, (c) that the Custodian is not presently obliged to accept any entitlement order from any person with respect to the Charged Portfolio, except for entitlement orders that the Custodian is obligated to accept from the Security Trustee under this undertaking and entitlement orders that the Custodian, subject to the provisions of Section 10 below, is obligated to accept from the Chargors, (d) that the Custodian has all necessary corporate power and authority to enter into and perform this undertaking, (e) that the execution, delivery and performance of this undertaking by the Custodian have been duly authorized by all necessary corporate action on the part of the Custodian, (f) that the Custodian is a "securities intermediary" (as that term is defined in Section 8-102(a)(14) of the Uniform Commercial Code as in effect in the state of New York (the "Code")) and is acting in such capacity with respect to the Charged Portfolio and (g) that the Custodian is not a "clearing corporation" (as that term is defined in Section 8-102(a)(5) of the Code).

5. Without the prior written consent of the Security Trustee, the Custodian will not enter into any agreement by which the Custodian agrees to comply with any entitlement order of any person other than the Security Trustee or, subject to the provisions of Section 10 below, the Chargors, with respect to any portion or all of the Charged Portfolio. The Custodian (a) shall promptly notify the Security Trustee if any person requests the Custodian to enter into any such agreement or otherwise assert or seeks to assert a lien, encumbrance or adverse claim against any portion or all of the Charged Portfolio and (b) will not acknowledge any limitation on the right of Security Trustee to originate "entitlement orders" (as such term is defined in Section 8-102(8) of the Code, "Entitlement Orders") with respect to or direct the transfer of the Charged Portfolio or any portion thereof.

6. The Custodian hereby agrees that: (i) each account comprising the Charged Portfolio established by the Custodian (each, a "Charged Account") is and will be maintained as a "securities account" (within the meaning of Section 8-501 of the Code); (ii) any credit balances or other property, other than cash, credited to, or held for the credit of, any such Charged Account shall be treated as "financial assets" (within the meaning of Section 8-102(a)(9) of the Code, "Financial Assets") and (iii) each Chargor is an "entitlement holder" (within the meaning of Section 8-102(a)(7) of the Code) in respect of the Financial Assets credited to such Charged Account and with respect to such Charged Account and Custodian shall so note in its records pertaining to such Financial Assets and each Charged Account; and
     (iv) all Financial Assets in registered form or payable to or to the order of and credited to any such Charged Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Custodian or in blank, or credited to another securities account maintained in the name of the Custodian, and in no case will any Financial Asset credited to any such Charged Account be registered in the name of, payable to or to the order of, or endorsed to, either Chargor except to the extent the foregoing have been subsequently endorsed by such Chargor to the Custodian or in blank.

7. The Custodian will deliver to the Security Trustee within three business days of the Security Trustee's request therefor an up-to-date statement or statements of the Charged Portfolio, each component thereof and the aggregate value thereof.

8. The Custodian will in any event deliver to the Security Trustee not later than the tenth business day of each calendar month a statement or statements, made up as at the close of business on the last business day of the preceding calendar month, of the Charged Portfolio, each component thereof and the aggregate value thereof.

9. If trades of, or any transactions relating to, a component part of the Charged Portfolio are processed by the Custodian on any Business Day, the Custodian shall notify the Security Trustee as soon as possible (and in any event within three Business Days of such day) of the trades and transactions processed.

10. The Custodian acknowledges that the Security Trustee has the right, by delivery of written notice (a "Prohibition Notice") to the Custodian, to prohibit each Chargor from effecting any withdrawals, sales, trades, transfers or exchanges of any of the Charged Portfolio and the Custodian agrees that upon delivery of a Prohibition Notice, the Custodian will cease to honor instructions from either of the Chargors with respect to the Charged Portfolio and will comply with any and all written instructions delivered by the Security Trustee to the Custodian and has no obligation to and will not, investigate the reason for any action taken by the Security Trustee, the amount of any obligations of any Chargor to the Security Trustee, the validity of any of the Security Trustee's claims against or agreements with either Chargor, the existence of any defaults under such agreements, or any other matter.

11. The Custodian acknowledges that, unless it receives written instructions from the Security Trustee to the contrary, it shall be entitled to process trades as it may be directed to do so under the terms of its custodial agreement with the [Chargors/each Chargor respectively] only to the extent such trades comprise a disposal to a third party in the market of a component part of the Charged Portfolio and the substitution therefor with the proceeds of such disposition or other securities, save that transfers can be made (i) to the Security Trustee in accordance with the terms of this undertaking or (ii) to any person with the Security Trustee's prior written consent or (iii) in respect of any part of the Charged Portfolio representing an excess over the Required Value, to the relevant Chargor or as it may direct, which excess will be determined by the Security Trustee and specified in written notice from the Security Trustee to the Custodian on the date of the request from the Chargors.

12. After delivery of a Prohibition Notice, the Custodian shall deliver, transfer or assign to the Security Trustee on the Security Trustee's first written demand securities and monies in the Charged Portfolio as directed by the Security Trustee and all certificates and other instruments evidencing title thereto or necessary or desirable in order for the Security Trustee to acquire good and marketable title thereto. The Security Trustee shall indicate the identity of the securities and monies it wishes to receive and the Custodian shall have no discretion in this matter and shall be fully protected in relying upon any direction received from the Security Trustee.

13. The Custodian agrees that it will not attempt to assert control, and does not claim and will not accept any security or other interest in any part of the Charged Portfolio, and will not exercise, enforce or attempt to enforce any claim, right of set-off, banker's lien, clearing lien, counterclaim or similar right against the Charged Portfolio or any portion thereof, or otherwise charge or deduct from the Charged Portfolio any amount whatsoever, except as provided below. All rights and interests of the Custodian in or towards the Charged Portfolio or any part thereof are and shall be subordinated and postponed to the Security Trustee's rights and interests therein under and pursuant to the Charge Agreement, save that the Custodian shall be entitled to debit any account of the relevant Chargor maintained with the Custodian with any reasonable fees or commissions due and owing by such Chargor to the Custodian in respect of the Charged Portfolio or part thereof or to settle any reasonable bank charges due and owing by such Chargor to the Custodian and incurred in the ordinary course of business for the purchase of securities and/or foreign exchange or contracts for foreign exchange.

14.  Any notice, demand or other communication required to be:

     (a) served on us by you hereunder, may be served by letter properly addressed and deposited with a recognised air express courier or transmitted by facsimile if (a) a telephone call is placed to the officer noted for address purposes on page 1 of this Custodian's Undertaking notifying such officer of the facsimile transmission and (b) the original is properly addressed and mailed. Any notice, demand or other communication shall be deemed to have been served on us on the third business day following if sent by recognised air express courier and when dispatched if sent in accordance with the facsimile procedures;

     (b) made by us to you hereunder, may be transmitted by facsimile to the facsimile number and for the attention of the officer noted on page 1 of this Custodian's Undertaking, or to any substitute facsimile number or officer as you may notify to us.

15. The Custodian shall not amend, supplement or otherwise modify its agreements with the Chargors or the Security Trustee governing the establishment and maintenance of the Charged Accounts (including, without limitation the choice of law provision and provisions providing for treatment of property held in any Charged Account as a financial asset) in any respect without the Security Trustee's prior written consent.

16. This agreement shall remain in full force and effect until the Custodian receives written notice of its termination given by the Security Trustee and the Custodian shall not terminate the Charged Accounts, and shall not permit either Chargor to terminate the Charged Accounts, without the Security Trustee's prior written consent.

17. The Custodian hereby acknowledges that in the event any dispute arises between one or both Chargors, on the one hand, and the Security Trustee, on the other hand, with respect to the payment, ownership or right to possession of the Charged Portfolio or any portion thereof, the Custodian shall take such actions and shall refrain from taking such actions with respect thereto as may be directed by the Security Trustee.

18. THE CUSTODIAN AGREES that THIS UNDERTAKING shall be governed under and in accordance with the laws of the State of NEW YORK, without regard to conflict of laws principles AND FURTHER AGREES THAT ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE CUSTODIAN ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN THE ENGLISH COURTS OR ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. For purposes of this undertaking, the State of New York shall be deemed to be the Custodian's jurisdiction.

19. Save as expressly provided herein, the Custodian shall have no further obligations or liabilities to the Security Trustee in relation to the Charged Portfolio and specifically shall have no liability or responsibility for monitoring or determining the compliance by any party with any other agreement including, without limitation, the Charge Agreement.

_____________________________________________
(Authorised Signatory)
for and on behalf of the Custodian


[Date]

                                  THE SCHEDULE

                                     PART A

The Required Value is at the date hereof:-

US$100 (One hundred United States dollars)

or such other amount as may be agreed between the Security Trustee and the Chargors and notified to the Custodian by the Security Trustee from time to time.

                                     PART B

The initial Security Trustee's Requirements are:-

To the extent of an aggregate amount not less than the Required Value, the Charged Portfolio shall at all times be comprised of the following: (a) cash,
(b) fixed income securities issued by or fully and explicitly guaranteed by the central government of an OECD (Organisation for Economic Co-Operation and Development) country, and (c) fixed income securities issued by US government agencies (whose debt obligations are fully and explicitly guaranteed as to the timely payment of principal and interest by the full faith and credit of the US Government) as used in Appendix A, Section III (C), Category I to Regulation H as promulgated by the Board of Governors of the Federal Reserve System and the same are either (i) uncertificated and governed by the provisions of 31 C.F.R.
Part 357 or such similar provisions of the Code of Federal Regulations, applicable to United States agency securities as are acceptable to the Security Trustee; or (ii) certificated.